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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Snap-on Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

HELP US REDUCE COSTS

If you receive more than one set of proxy materials, it means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-446-2617.

ADMISSION TO THE ANNUAL MEETING

All shareholders of record as of the close of business on February 23, 2009, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

•
To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

•
If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

HOW TO VOTE

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Pinchuk and Mr. Shur, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com/sna. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

2801 80th Street
Kenosha, WI 53143

Notice of the 2009 Annual Meeting of Shareholders

March 9, 2009

Dear Shareholder:

Snap-on Incorporated will hold its 2009 Annual Meeting of Shareholders on Thursday, April 23, 2009, at 10:00 a.m. (Central Time), at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, IL 60015. This year's meeting is being held for the following purposes:

  1.
  to elect four directors to serve for the next three years;

  2.
  to ratify the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2009; and

  3.
  to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

In addition to the formal business, there will be a short presentation on Snap-on's performance.

Only shareholders who had shares registered in their names at the close of business on February 23, 2009, will be able to vote at the Annual Meeting. If you are a shareholder and plan to attend the Annual Meeting in person, then please refer to the section of this Proxy Statement titled "Commonly Asked Questions and Answers about the Annual Meeting."

If you have any questions or comments, please direct them to Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, Wisconsin 53143. Please also contact Investor Relations if you would like directions to the Annual Meeting. If you prefer, you may e-mail questions or comments to shareholders@snapon.com. We always appreciate your interest in Snap-on and thank you for your continued support.

Your vote is important. Thank you for voting.

Sincerely,

Irwin M. Shur
 Vice President, General Counsel
and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2009. The proxy statement and annual report to security holders are available at www.snapon.com/SNA.

The Board of Directors recommends the following votes:

•
FOR each of the Board's nominees for election; and

•
FOR the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2009.

To vote in person at the Annual Meeting, you will need to request a ballot to vote your shares. If you vote by proxy, either by Internet, telephone, or mail, and later find that you will be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

PROXY STATEMENT

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    WHEN WILL THIS PROXY STATEMENT FIRST BE MAILED TO SHAREHOLDERS?

A:    We expect to begin mailing this Proxy Statement to shareholders on or about March 11, 2009. The proxy material is also being made available to shareholders by Internet posting on or about March 11, 2009.

Q:    WHAT AM I VOTING ON?

A:    At the 2009 Annual Meeting you will be voting on two proposals:

  1.
  The election of four directors to serve terms of three years each. This year's Board nominees are:

•	Bruce S. Chelberg	•	Nathan J. Jones
•	Karen L. Daniel	•	Arthur L. Kelly
  2.
  A proposal to ratify the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2009.

Q:    WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

A:    The Board of Directors is soliciting this proxy and recommends the following votes:

  •
  FOR each of the Board's nominees for election; and

  •
  FOR the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2009.

Q:    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:    To conduct the Annual Meeting, more than 50% of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." Assuming a quorum is present, directors are elected by a majority of the votes cast in person or by proxy at the meeting, and entitled to vote on the election of directors. Assuming a quorum is present, the ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent auditor for 2009 requires an affirmative vote of a majority of the shares represented at the meeting.

Q:    WHAT IF I DO NOT VOTE?

A:    The effect of not voting will depend on how your share ownership is registered.

If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may or may not vote your shares in its discretion depending on the proposal before the meeting.

Your broker may vote your shares in its discretion on routine matters such as the election of directors and ratification of the Company's independent auditors.

Q:    WHO MAY VOTE?

A:    You may vote at the Annual Meeting if you were a shareholder of record as of the close of business on February 23, 2009, which is the "Record Date." Each outstanding share of common stock is entitled to one vote. As of the Record Date, Snap-on had 57,583,323 shares of common stock outstanding.

Q:    HOW DO I VOTE?

A:    We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Pinchuk and Mr. Shur, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com/sna. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A. ("Computershare"), toll-free at 1-800-446-2617.

Q:    WHO WILL COUNT THE VOTE?

A:    Computershare, our transfer agent, will use an automated system to tabulate the votes. Its representatives will also serve as the election inspectors.

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A:    All shareholders of record as of the close of business on February 23, 2009, can attend the Annual Meeting. Seating, however, is limited and attendance at the Annual Meeting will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

  •
  To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

  •
  If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

Q:    CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A:    Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate Secretary and voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

Q:    MAY I VOTE AT THE ANNUAL MEETING?

A:    If you complete a Proxy Card, or vote through the Internet or by telephone, then you may still vote in person at the Annual Meeting. To vote at the meeting, please give written notice that you would like to revoke your original proxy to one of the following:

  •
  the Corporate Secretary, in advance of the Annual Meeting; or

  •
  the authorized representatives at the Annual Meeting.

Street name holders who wish to vote in person at the meeting will not be permitted to vote in person at the meeting unless they first obtain a proxy issued in their name from the bank, broker or other holder of record.

Q:    WHAT IF I OWN SHARES AS PART OF SNAP-ON'S 401(k) SAVINGS PLAN?

A:    Shares held by the Snap-on Incorporated 401(k) Savings Plan for which participant designations are received will be voted in accordance with those designations. Those shares for which designations are not received will be voted proportionally, based on the votes for which voting directions have been received from participants as of April 20, 2009.

Q:    WHO IS MAKING THIS SOLICITATION AND HOW MUCH DOES IT COST?

A:    This solicitation is being made on behalf of Snap-on Incorporated by its Board of Directors. Our officers and employees may make solicitations by mail, telephone, facsimile or in person. We have retained Georgeson Inc., for $7,000 plus expenses, to assist us in the solicitation of proxies. This assistance will include requesting that brokerage houses, depositories, custodians, nominees and fiduciaries forward proxy soliciting material to the beneficial owners of the stock they hold. We will bear the cost of this solicitation and reimburse Georgeson Inc. for these expenses.

Q:    WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2010 ANNUAL MEETING?

A:    The Corporate Secretary must receive a shareholder proposal no later than November 11, 2009, for the proposal to be considered for inclusion in our proxy materials for the 2010 Annual Meeting. To otherwise bring a proposal or nomination before the 2010 Annual Meeting, you must comply with our Bylaws. Currently, our Bylaws require written notice to the Corporate Secretary between January 23, 2010, and February 22, 2010. If we receive your notice after February 22, 2010, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our Bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named Proxies will be able to vote on the proposal using their best judgment.

Q:    WHAT IS THE ADDRESS OF THE CORPORATE SECRETARY?

A:    The address of the Corporate Secretary is:

  Corporate Secretary
  Snap-on Incorporated
  2801 80th Street
  Kenosha, Wisconsin 53143

Q:    WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:    We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. If other matters are properly brought before the Annual Meeting, then the named Proxies will vote the proxies they hold in their discretion on such matters.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

The Board currently has 12 directors, although it will have 11 directors after the 2009 Annual Meeting. The directors are divided into three classes. This year's Board nominees for election for terms expiring at the 2012 Annual Meeting are Bruce S. Chelberg, Karen L. Daniel, Nathan J. Jones and Arthur L. Kelly.

The following is information about the nominees and Snap-on's other directors as of February 23, 2009. Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Board must be comprised of three approximately equal classes. At the Annual Meeting each year, one class is nominated for election to a three-year term.

Mr. Jones was elected to the Board effective July 1, 2008, between meetings of shareholders. While Mr. Jones was not placed into a class at that time, in accordance with our Bylaws it was determined thereafter that he would stand for election with the class whose terms would, upon re-election at the 2009 Annual Meeting, then expire in 2012.

The Board recently began a review of the retirement age provisions contained in the Company's Corporate Governance Guidelines, which provide that no person age 72 or older will be a nominee for director. The Board decided that it would be in the best interests of the Company to temporarily suspend those provisions, in light of the current global economic conditions and pending completion of its review of best practices regarding such policies. As a result, the Corporate Governance and Nominating Committee and the Board decided to re-nominate Mr. Chelberg for election to continue to serve on the Board.

Jack D. Michaels, a director of Snap-on since 1998, our Chairman since 2004 and our Chief Executive Officer from November 2004 until his retirement in December 2007, will not be standing for re-election at the 2009 Annual Meeting. The Board of Directors would like to thank Mr. Michaels for his many important contributions and years of dedicated service to Snap-on, both as our Chief Executive Officer and as a member of our Board.

Nominees for Election for Terms Expiring at the 2012 Annual Meeting

Bruce S. Chelberg
Director since 1993

Mr. Chelberg, age 74, retired as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, in 2000. He had served as its Chairman and Chief Executive Officer since 1992 and had served on Whitman's Board since 1988. Mr. Chelberg serves as a Director of First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

Karen L. Daniel
Director since 2005

Ms. Daniel, age 51, has served as Division President and the Chief Financial Officer for Black & Veatch Corporation, a leading global engineering, construction and consulting company specializing in infrastructure development in the areas of energy, water and information, since 2000.

Nathan J. Jones
Director since 2008

Mr. Jones, age 52, retired in December 2007 from Deere & Company, a manufacturer of agricultural, commercial and consumer equipment, where he most recently served as President, Worldwide Commercial & Consumer Equipment Division since 2006, and was its Senior Vice President and Chief Financial Officer from 1997 through 2006. Prior thereto, he served as Deere & Company's Vice President and Treasurer.

Arthur L. Kelly
Director since 1978

Mr. Kelly, age 71, has been the Managing Partner of KEL Enterprises L.P., a holding and investment company, since 1982. Mr. Kelly is a Director of Northern Trust Corporation.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOUR NOMINEES.

Shares represented by proxies will be voted according to instructions on the Proxy Card. Only cards clearly indicating a vote against will be considered as a vote against the nominee. If the Board learns prior to the Annual Meeting that a nominee is unable to serve, then the Board may name a replacement, in which case the shares represented by proxies will be voted for the substitute nominee.

Directors Not Standing for Election at this Meeting:

Directors Continuing to Serve Until the 2010 Annual Meeting

John F. Fiedler
Director since 2004

Mr. Fiedler, age 70, was the Chairman of the Board of BorgWarner Inc., a supplier of engineered systems and components primarily for automotive powertrain applications, from 1996 until 2003. He was also the Chief Executive Officer of BorgWarner from 1995 until 2003. Mr. Fiedler serves as a Director of AirTran Holdings, Inc., Mohawk Industries, Inc. and WABCO Holdings Inc.

James P. Holden
Director since 2007

Mr. Holden, age 57, has been our Lead Director since February 2009. He served 27 years in the automotive industry, including 19 years with DaimlerChrysler and its predecessor, Chrysler Corporation. Most recently, he was President and Chief Executive Officer of DaimlerChrysler Corporation, a US subsidiary of DaimlerChrysler AG, until 2000. Since March 2007, he has served as non-executive Chairman of Meridian Automotive Systems. Mr. Holden is also a director of SMobile Systems, Speedway Motorsports, Inc. and SIRIUS XM Radio Inc.

W. Dudley Lehman
Director since 2003

Mr. Lehman, age 57, retired in 2006 as Group President for Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of consumer and business-to-business products from natural fibers, which position he held since 2005. From 2004 to 2005 he served as Group President—Business to Business for Kimberly-Clark and from 1995 to 2004 he served as Group President—Infant and Child Care Sectors for Kimberly-Clark.

Edward H. Rensi
Director since 1992

Mr. Rensi, age 64, has been an owner and Chief Executive Officer of Team Rensi Motorsports, which competes in the NASCAR Nationwide Series, since 1998. He was President and Chief Executive Officer of McDonald's U.S.A., a food service organization, from 1991 to 1997. Mr. Rensi also serves as a Director of Great Wolf Resorts, Inc. and of International Speedway Corporation.

Directors Continuing to Serve Until the 2011 Annual Meeting

Roxanne J. Decyk
Director since 1993

Ms. Decyk, age 56, has been Corporate Affairs Director of Royal Dutch Shell plc, an oil, gas, chemical and refined petroleum products company, since July 2005. From March 2005 to July 2005, Ms. Decyk was Director International of Shell International B.V., from 2002 to 2005 was Senior Vice President—

Corporate Affairs and Human Resources of Shell Oil Company, and from 1999 through 2002, was the Vice President of Corporate Strategy of Shell International Limited, based in London, England.

Nicholas T. Pinchuk
Director since 2007

Mr. Pinchuk, age 62, has been Snap-on's President and Chief Executive Officer since December 2007. Prior to his appointment as President and CEO, Mr. Pinchuk served as Snap-on's President and Chief Operating Officer since April 2007, and as Snap-on's Senior Vice President and President—Worldwide Commercial & Industrial Group since 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation and held various financial and engineering positions at Ford Motor Company. Mr. Pinchuk serves on the board of directors of Columbus McKinnon Corporation.

Richard F. Teerlink
Director since 1997

Mr. Teerlink, age 72, retired as Chairman of the Board of Harley-Davidson, Inc., a manufacturer of motorcycles, in 1998. He served as its Chairman from 1996 to 1998, Chief Executive Officer from 1989 to 1997, and President from 1988 to 1997.

CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION

Nomination of Directors

The Corporate Governance and Nominating Committee fulfills the role of a nominating committee. The material terms of the Committee's role are included in its charter. You may find the Committee's charter on the Company's Website at www.snapon.com. This charter requires that all members of the Committee meet the independence requirements of applicable laws and regulations, including, without limitation, the requirements imposed by the listing standards of the New York Stock Exchange.

The Committee uses a variety of means to identify prospective Board members, including the Committee's contacts and recommendations from other sources. In addition, it may also retain a professional search firm to identify candidates. Pursuant to its charter, the Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve the search firm's fees and other retention items.

The Committee will consider director candidates recommended by shareholders provided that the shareholders submitting recommendations follow the procedures set forth below. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. If a shareholder wishes to suggest an individual for consideration as a nominee for election to the Board at the 2010 Annual Meeting, and possible inclusion in the Proxy Statement, we recommend that you submit your suggestion in writing to the Corporate Secretary before October 1, 2009, for forwarding to the Committee.

To bring a nomination before the 2010 Annual Meeting from the floor during the meeting, you must comply with our Bylaws. Our Bylaws require written notice to the Corporate Secretary between January 23, 2010, and February 22, 2010. If we receive your notice after February 22, 2010, then your proposal or nomination will be untimely. The notice must also meet the requirements of our Bylaws. If you do not comply with these requirements, your nomination can be excluded.

The Committee has a procedure under which all director candidates are evaluated. When evaluating a candidate's capabilities to serve as a member of the Board, the Committee uses the following criteria: independence, the relationships that the candidate has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), conflicts of interest, ability to contribute to the oversight and governance of the Company, the candidate's skill sets and positions held at other companies, existing time commitments and diversity. Further, the Committee reviews the qualifications of any candidate with those of its current directors to augment and complement the skill sets of its current Board members. The Committee identifies qualified potential candidates without regard to any candidate's race, color, disability, gender, national origin, religion or creed, to ensure the fair representation of all shareholder interests.

Mr. Jones, who was elected to the Board of Directors effective July 1, 2008, is an independent director. Mr. Jones was first recommended as a nominee to the Board of Directors by Mr. Kelly.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors, individually or as a group, should send their communications to the Corporate Secretary at the address listed below. The Corporate Secretary is responsible for forwarding communications to the appropriate Board members and screens these communications for security purposes.

Name of Director
c/o Corporate Secretary
Snap-on Incorporated
2801 80th Street
Kenosha, WI 53143

 Annual Meeting Attendance

All directors may attend the Annual Meeting of Shareholders either in person or by telephone. If a director attends by phone, he or she is also able to answer questions asked at the Annual Meeting. However, incumbent directors that are not standing for re-election at the Annual Meeting are not required to attend. With the exception of Mr. Kelly, who was out of the country for a business commitment, and Mr. Jones, who was not a director at the time, all directors attended the 2008 Annual Meeting of Shareholders in person.

Board Information

The primary responsibility of the Board is to oversee the business and affairs of the Company. The Board met eight times in 2008. All directors attended at least 75% of the total meetings of the Board and committees of which they were members in 2008; in the case of directors who joined the Board in 2008, this refers to the period they served as directors. The Board conducts executive sessions of non-management directors at every regular Board meeting. At these executive sessions, our Lead Director presides. Interested persons may communicate about appropriate subject matter with our Lead Director, as described above under the section titled "Shareholder Communications with the Board."

The Board has reviewed the independence of its members, considering the independence tests promulgated by the New York Stock Exchange and has adopted categorical standards to assist it in making its determination of director independence. These categorical standards are attached to this Proxy Statement as Appendix A. The Board has affirmatively determined that each of Messrs. Chelberg, Fiedler, Holden, Jones, Kelly, Lehman, Rensi, Teerlink and Ms. Daniel and Ms. Decyk are independent on the basis that they had no relationships with the Company that would be prohibited under the independence standards of the New York Stock Exchange or in the categorical standards. Mr. Michaels, who served as an executive officer of the Company until December 2007, and Mr. Pinchuk, our President and Chief Executive Officer, are not considered independent. Team Rensi Motorsports ("Team Rensi") competes in the NASCAR Nationwide Series. One of our directors, Mr. Rensi, is an owner of Team Rensi. In 2008, the Company had an agreement with Team Rensi to provide approximately $50,000 worth of tools valued at list prices; the actual cost to the Company was less than this amount. The Board has determined that this relationship did not affect Mr. Rensi's independence as it was a relationship permitted by the categorical standards and was customary for Snap-on to enter into agreements of this type. In addition, Mr. Kelly is a director of Northern Trust Corporation and Ms. Decyk is an officer of Royal Dutch Shell plc. An affiliate of Northern Trust Corporation performs administrative functions for several Snap-on benefit plans; Snap-on occasionally purchases petroleum products produced by affiliates of Royal Dutch Shell. However, the amounts of those transactions are extremely modest as compared to Snap-on's, Northern Trust's and Shell's total revenues. These relationships are permitted by the categorical standards, and it was determined that they did not affect Mr. Kelly's and Ms. Decyk's independence. See "Other Information—Transactions with the Company" for information about Snap-on's policies and practices regarding transactions with members of the Board.

The Board is organized so that its committees focus on issues that may require more in depth scrutiny. The present committee structure consists of the (i) Audit, (ii) Corporate Governance and Nominating, and (iii) Organization and Executive Compensation Committees. Committee reports are presented to the full Board for discussion and review.

The Board has established the position of Lead Director to assist in overseeing the affairs of both the Company and the Board. The Lead Director is appointed annually by the Board and must be an independent director. The Lead Director's responsibilities include: (i) presiding at Board meetings when the Chairman is not present; (ii) providing input to the Chairman regarding the agendas for

Board and Committee meetings; (iii) presiding at all meetings of the independent directors; (iv) acting as the principal liaison between the independent directors and the Chairman on sensitive issues; and (v) being available for meetings with shareholders upon the request of the Chairman. Mr. Holden, an independent director, was appointed our Lead Director in February 2009.

The Board has adopted Corporate Governance Guidelines. These Guidelines are located on the Company's Website at www.snapon.com.

Audit Committee

The Audit Committee is composed entirely of non-employee directors who meet the independence and accounting or financial management expertise standards and requirements of the New York Stock Exchange and the Securities and Exchange Commission (the "SEC"). The Audit Committee assists the Board's oversight of the integrity of the Company's financial statements, the Company's independent auditors' qualifications and independence, the performance of the Company's independent auditors, the Company's internal audit function, and the Company's compliance with legal and regulatory requirements. During fiscal 2008 the Committee met nine times. The Board has adopted a written charter for the Audit Committee, which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. Currently, Ms. Daniel (Chair) and Messrs. Holden, Jones and Teerlink serve on the Audit Committee. Mr. Fiedler also served on the Audit Committee until April 24, 2008. The Board has determined that each of the Audit Committee members qualifies as an audit committee financial expert within the meaning of regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange. This Committee makes recommendations to the Board regarding Board policies and structure including size and composition of the Board, corporate governance, number and responsibilities of committees, tenure policy, qualifications of potential Board nominees, including nominees recommended by shareholders, and director compensation. Currently, Messrs. Lehman (Chair), Chelberg and Fiedler serve on the Corporate Governance and Nominating Committee. Mr. Holden also served on the Corporate Governance and Nominating Committee until April 24, 2008. During fiscal 2008 the Committee met four times. The Board has adopted a written charter for the Corporate Governance and Nominating Committee which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. See the section titled "Nomination of Directors" for more information regarding recommending and nominating directors.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange and the SEC. This Committee oversees our corporate organization, executive succession and executive compensation programs. It recommends to the Board the appropriate level of compensation for our Chief Executive Officer and, after consulting with the Chief Executive Officer, approves the compensation of other officers. This Committee also administers our incentive stock and compensation plans and the employee stock ownership and franchised dealer stock ownership plans. This Committee has also been designated by the Board to consider and conduct succession planning for the chief executive officer position with the oversight of the Board. Currently Ms. Decyk (Chair) and Messrs. Kelly and Rensi serve on the Organization and Executive Compensation Committee. During fiscal 2008 the Committee met eight times. The Board has adopted a written charter for the Organization and Executive Compensation Committee, which is located on the Company's Website at www.snapon.com. The Committee's duties and responsibilities are discussed in greater detail in the charter. The Committee's processes and procedures are discussed in the section titled "Compensation Discussion and Analysis."

Availability of Certain Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a written charter for each of the Audit Committee, Corporate Governance and Nominating Committee and the Organization and Executive Compensation Committee. The Corporate Governance Guidelines, Code of Business Conduct and Ethics (and information about any waivers from the Code that are granted to directors or executive officers) and the charters are available on the Company's Website at www.snapon.com. All of these documents are also available in print upon written request directed to our Corporate Secretary at 2801 80th Street, Kenosha, WI 53143.

Board Compensation

Employee Directors

Directors who are employees do not receive additional compensation for serving on the Board or its Committees.

Non-employee Directors

In fiscal 2008, our non-employee directors each received an annual retainer of $75,000. Non-employee directors who were also committee chairs received an annual chair fee of $10,000, except for the Audit Committee Chair who received an annual chair fee of $15,000. Audit Committee members, except for the Audit Committee Chair, received an additional annual fee of $7,500. Mr. Michaels received an additional $125,000 fee, which was paid after he retired as a Snap-on employee on April 30, 2008, for service as our non-executive, non-employee Chairman through the 2009 Annual Meeting. Mr. Holden was named our Lead Director in February 2009, and for his services in that role he will receive an additional annual fee of $25,000, payable in April 2009.

On April 24, 2008, the Board of Directors approved a grant of $100,000 worth of shares of restricted stock to non-employee directors under our 2001 Incentive Stock and Awards Plan, as amended (the "Stock and Incentive Plan"). The number of restricted shares granted was based on the average closing price for the Company's stock for the 30 business days prior to the grant date. Therefore, in fiscal 2008, each non-employee director, other than Mr. Jones, received 1,946 shares of restricted stock. Mr. Jones received a prorated grant of 1,435 shares of restricted stock in July 2008 when he joined the Board. The restrictions on the shares lapse on termination of service as a director or in the event of a change in control, as defined in the plan. The directors are entitled to receive cash and stock dividends on the restricted stock at the same rate as the dividends paid to our shareholders, and have full voting rights with respect to the shares. Prior to fiscal 2006, each non-employee director received an annual grant of stock options to purchase 3,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date.

Directors have the option to receive up to 100% of their cash fees, including the annual retainer, in shares of common stock under the Amended and Restated Directors' 1993 Fee Plan, which we refer to as the "Directors' Fee Plan." Under this plan, non-employee directors receive shares of our common stock based on the fair market value of a share of our common stock on the last day of the month in which the fees are paid. Under the Directors' Fee Plan, directors may choose to defer the receipt of all or part of their shares and fees to a deferral account. The Directors' Fee Plan credits deferred cash amounts with earnings based on market rates of return. Earnings on deferred cash amounts were based on the money market funds rate, which from January 1, 2008 to December 31, 2008 averaged 2.93%. Dividends on deferred shares of common stock are automatically reinvested at the same rate as the dividends paid to our shareholders.

Directors also are entitled to reimbursement for reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board or committees thereof. In addition, non-employee directors, who are not eligible to participate in another group health plan, may participate in our medical plans on the same basis as our employees; however, non-employee directors must pay the full premium at their own expense. Eligibility to participate in our medical plans ceases upon termination of service as a director.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2008:

Table 1: Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Bruce S. Chelberg	$75,000	$100,000	—	$175,000

Karen L. Daniel	90,000	100,000	—	190,000

Roxanne J. Decyk	85,000	100,000	—	185,000

John F. Fiedler	75,000	100,000	—	175,000

James P. Holden	82,500	100,000	—	182,500

Nathan J. Jones(4)	49,375	83,333	—	132,708

Arthur L. Kelly	75,000	100,000	—	175,000

W. Dudley Lehman	85,000	100,000	—	185,000

Jack D. Michaels(5)	181,250	1,503,281	$110,434(6)	1,794,965

Edward Rensi	75,000	100,000	—	175,000

Richard F. Teerlink	82,500	100,000	—	182,500

(1)
Includes annual retainer, committee and chair fees.

(2)
Amounts shown are the amounts expensed in 2008 relating to restricted stock grants. Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense for such awards is expensed at the time of grant. There was no option expense in 2008 for directors' options as no options were granted in 2008. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

For Mr. Michaels this amount includes $100,000 of expense related to restricted stock awarded to him in 2008 in his capacity as a non-employee director. Additionally, this amount also includes $1,403,281 of expense for stock and option awards granted prior to 2008 while he was employed by the Company; such expense continued to accrue through his retirement. See also footnote 5 below regarding Mr. Michaels' retirement and the section entitled "Executive Compensation" regarding the Company's stock-based compensation programs generally.

(3)
Each non-employee director had the following equity awards outstanding as of the end of fiscal 2008:

	Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Shares of Stock That Have Not Vested (#)

Bruce S. Chelberg	21,000	5,730

Karen L. Daniel	—	5,730

Roxanne Decyk	6,000	5,730

John F. Fiedler	—	5,730

James P. Holden	—	3,371

Nathan J. Jones(4)	—	1,435

Arthur L. Kelly	21,000	5,730

W. Dudley Lehman	6,000	5,730

Jack D. Michaels(5)	—	69,242(7)

Edward Rensi	21,000	5,730

Richard F. Teerlink	21,000	5,730

The options are fully vested and expire on the earlier of (i) ten years from the date of grant, or (ii) a stated period after termination of service as a director. The restrictions on the stock awards lapse upon termination of service as a director or in the event of a change in control, as defined in the Stock and Incentive Plan.

(4)
Mr. Jones became a director on July 1, 2008.

(5)
Mr. Michaels ceased being considered an executive officer of Snap-on when he retired as our Chief Executive Officer in December 2007 upon Mr. Pinchuk's election to that position. In connection with that change in position and effective January 1, 2008, Mr. Michaels' base salary was set at $300,000 annually, subject to further adjustment as part of the compensation planning process. Mr. Michaels subsequently retired as a Snap-on employee on April 30, 2008; at that time he became eligible to receive compensation as a non-employee director and received $125,000 for his service as our non-executive, non-employee Chairman of the Board through the 2009 Annual Meeting.

(6)
The amounts shown in the "All Other Compensation" column above for Mr. Michaels include his base salary while a Snap-on employee and the value of a retirement gift of Snap-on product at market price ($6,059) as well as the related tax-gross-up ($4,375).

(7)
Includes 46,588 shares of restricted stock that vest based on the achievement of certain Company initiatives over the 2006-2008 period and 20,708 shares of restricted stock that vest based on the achievement of certain Company initiatives over the 2007-2009 period. As a result of the Company's achievements during the 2006-2008 period, the 46,588 shares of restricted stock vested in February 2009.

 Stock Ownership Guidelines for Directors

Snap-on believes that it is important for directors to maintain an equity stake in Snap-on to further align their interests with those of our shareholders. Directors must comply with stock ownership guidelines as determined from time to time by our Board. Effective January 1, 2009, the ownership guidelines for directors require that each director must own Snap-on shares equal to three times the director's annual base cash retainer within five years of that date or, for any director initially elected or appointed thereafter, within five years from the start of the next calendar year after such director's initial election or appointment. Unvested stock options, unexercised stock options not "in the money" as of the date of calculation and unvested restricted stock subject to performance conditions, if any, are not counted toward satisfaction of the guidelines.

ITEM 2: RATIFY THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2009

The Board of Directors proposes that the shareholders ratify the selection by the Audit Committee of Deloitte & Touche LLP ("D&T") to serve as the Company's independent auditor for the 2009 fiscal year. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent auditor. Although shareholder ratification of the Audit Committee's selection of the independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of D&T to our shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee's selection of D&T as the Company's independent auditor for 2009 at the Annual Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor. Representatives of D&T will be at the Annual Meeting to answer your questions and to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR FOR 2009.

 AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is located on the Company's Website at www.snapon.com. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

During fiscal 2008, the Committee met eight times. In the exercise of its duties and responsibilities, the Committee members reviewed and discussed the audited financial statements for fiscal 2008 with management and the independent auditors. In addition, the Committee members met to discuss the earnings press releases and interim financial information contained in each earnings press release with the Chairman, the President and Chief Executive Officer, the Chief Financial Officer, the Controller, and the independent auditors prior to public release.

The Committee also discussed with Deloitte & Touche LLP, Snap-on's independent auditors, those matters that are required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication with Those Charged with Governance" and SEC Regulation S-X, Rule 2-07 "Communication with Audit Committees." The Committee received a written disclosure and letter from Deloitte & Touche LLP as required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP their independence. Based on their review and discussions and subject to the limitations on the role and responsibilities of the Committee in its charter, the Committee recommended to the Board that the audited financial statements be included in Snap-on's Annual Report to shareholders on Form 10-K to be filed with the Securities and Exchange Commission.

Karen L. Daniel, Chair
James P. Holden
Nathan J. Jones
Richard F. Teerlink

 DELOITTE & TOUCHE LLP FEE DISCLOSURE

The Audit Committee selects our independent auditors for each fiscal year. During the fiscal year ended January 3, 2009, Deloitte & Touche LLP ("D&T") was employed principally to perform the annual audit, including audit services related to the Company's Sarbanes-Oxley Section 404 compliance, and to render tax advice and compliance services. The following table sets forth the amount of fees for professional services rendered by D&T as of and for the fiscal years ended January 3, 2009 (Fiscal 2008) and December 29, 2007 (Fiscal 2007).

	Fiscal 2008	Fiscal 2007
Audit(1)	$4,111,874	$4,677,185
Audit Related(2)	214,689	268,755
Tax(3)	1,570,740	1,471,153
All Other Fees	—	—

Total Fees	$5,897,303	$6,417,093

(1)
Includes fees related to the issuance of the audit opinions, including Sarbanes-Oxley 404, and timely quarterly reports on Form 10-Q, statutory audits and consents for other SEC filings.

(2)
Includes acquisition-related due diligence and audits of employee benefits plans in both years.

(3)
Includes U.S. and international tax advice and compliance services.

The Audit Committee has adopted a policy for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature or anticipated at the time the budget is submitted. Audit Committee pre-approval is required to exceed the budgeted amount for a particular category of services and to engage the independent auditor for any service that was not pre-approved. The Audit Committee considers whether the provision of such services are consistent with the SEC's rules on auditor independence and whether the independent auditor is best positioned to provide the most effective and efficient service. The Audit Committee considered the non-audit services provided by D&T in fiscal 2007 and 2008 and determined that the provision of those services is compatible with maintaining auditor independence. The Audit Committee has also delegated pre-approval authority to the Committee Chair, provided that any pre-approval by the Committee Chair is reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee periodically receives a report from members of management and the independent auditor on the services rendered and fees paid to the independent auditors to ensure that such services are within the pre-approved amounts.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Snap-on common stock beneficially owned by each non-employee director and by Messrs. Ellen, Kassouf, Pinchuk and Ward and Ms. Moreno (the "named executive officers" or "NEOs"), as well as the total number of shares held by all current directors and executive officers as a group, as of February 23, 2009, the Record Date. Beneficial owners include the directors and executive officers, their spouses, minor children and family trusts. Unless we have indicated otherwise in the footnotes, the individuals listed below have sole voting and investment power over their shares.

Table 2: Security Ownership of Management

Beneficial Owner	Shares Owned(1)		Option Shares(2)

Bruce S. Chelberg	34,827		21,000

Karen L. Daniel	8,530		0

Roxanne J. Decyk	29,422		6,000

Martin M. Ellen	95,492	(3)	154,495

John F. Fiedler	7,232		0

James P. Holden	5,013		0

Nathan J. Jones	1,435		0

Thomas L. Kassouf	17,992		16,227

Arthur L. Kelly	62,512	(4)	21,000

W. Dudley Lehman	8,031		6,000

Jack D. Michaels	97,424		0

Jeanne M. Moreno	26,457		16,666

Nicholas T. Pinchuk	107,666		257,667

Edward H. Rensi	17,608		21,000

Richard F. Teerlink	35,626		21,000

Thomas J. Ward	51,590		89,233

All current directors and executive officers as a group (19 persons)	633,937		652,834

As a group, the current directors and executive officers beneficially own approximately 2.2% of the outstanding common stock, including option shares and deferred share units. No individual director or executive officer beneficially owns more than 1% of the outstanding common stock.

(1)
Amounts for directors and executive officers include deferred share units payable in shares of common stock on a one-for-one basis. Amounts for the named executive officers include the following amounts of restricted shares: Mr. Ellen—39,140, Mr. Kassouf—9,930, Ms. Moreno—14,000, Mr. Pinchuk—65,200, and Mr. Ward—39,100. Mr. Michaels' total includes 20,708 restricted shares. "Restricted" means that the share units or shares of stock are unvested and subject to forfeiture under terms of compensation awards or agreements if the Company and/or the holder do not meet the vesting requirements.

(2)
This column represents shares not included in the "Shares Owned" column that may be acquired by the exercise of options as of the Record Date or within 60 days of the Record Date.

(3)
This figure includes shares held by Mr. Ellen's limited partnership.

(4)
This figure includes shares held by trusts for the benefit of Mr. Kelly and his family.

Security Ownership of Certain Beneficial Owners

The following information relates to each person or entity known to us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power over their shares.

Harris Associates L.P., Two North LaSalle Street, Suite 500, Chicago, IL 60602, has reported on Schedule 13G/A, filed on February 12, 2009, the beneficial ownership of 4,205,000 shares of common stock as of December 31, 2008, representing approximately 7.3% of the shares outstanding. Harris reports sole voting power and sole dispositive power as to all of such shares.

FMR, LLC, 82 Devonshire Street, Boston, MA 02109, has reported on Schedule 13G, filed on February 17, 2009, the beneficial ownership of 3,778,719 shares as of December 31, 2008, representing approximately 6.6% of the shares outstanding. FMR, LLC reports sole dispositive power as to all of such shares, and reports sole voting power as to 35,063 of those shares.

Lord, Abbett & Co., LLC, 90 Hudson Street, Jersey City, NJ 07302, has reported on Schedule 13G/A, filed on February 13, 2009, the beneficial ownership of 2,895,361 shares of common stock as of December 31, 2008, representing approximately 5.0% of the shares outstanding. Lord Abbett reports sole dispositive power as to all of such shares, and sole voting power as to 2,802,461 of those shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Organization and Executive Compensation Committee of the Board of Directors (which we refer to as the "Compensation Committee" or the "Committee") is composed solely of independent directors, as determined under the New York Stock Exchange listing standards. The Committee oversees Snap-on's executive compensation programs. The Committee's responsibilities are set forth in its charter, which you can find on the Company's Website at www.snapon.com. Three primary responsibilities are to:

    •
    Review corporate goals and objectives relevant to compensation for the Chief Executive Officer and to evaluate the performance of the Chief Executive Officer in light of these goals and objectives;

    •
    In consultation with the independent directors who are not members of the Committee, establish the compensation for the Chief Executive Officer; and

    •
    Establish the compensation of all other executive officers, after consulting with the Chief Executive Officer. (Please refer to Item 10 of our Annual Report on Form 10-K for a listing of our eight executive officers.)

This discussion and analysis is designed to assist your understanding of Snap-on's compensation objectives and philosophy, the Compensation Committee's practices and the elements of total executive compensation.

Objectives and Philosophy

Snap-on's executive compensation program is designed to attract and retain high quality executive officers that are critical to the long-term success of the Company, to pay for performance funded by positive economic results, individual contributions and progress toward strategic goals, and to pay at competitive levels, consistent with our peer group. Snap-on's philosophy is to place an amount of each executive officer's pay at risk so that he or she is rewarded for achieving Snap-on's short-term business and long-term strategic goals. We determine target total direct compensation levels for Snap-on's executive officers based on several factors, including:

    •
    Each individual's role and responsibilities;

    •
    Total compensation of executives who perform similar duties at companies in our peer group;

    •
    Total compensation for the executive officer during the prior fiscal year;

    •
    Performance and projected contribution to Snap-on's future success; and

    •
    Other circumstances as appropriate.

Our goal is to design a compensation program that rewards executive officers for performance in relationship to the achievement of shareholder returns, as well as corporate and personal performance goals. As such, the majority of our executive officers' total compensation opportunity is placed at risk by tying it to annual and long-term incentive plans rather than base salary. In order to further emphasize this pay for performance philosophy, we generally derive base salaries from the median for comparable positions reflected in Market Data described below. Our targeted total direct compensation levels (base salary plus target annual and long-term incentives) are designed to generally fall within the 50th and 65th percentiles of the market if target levels of the performance measures are achieved. Each element of total direct compensation and Market Data is discussed further below.

In addition to base salary and incentive compensation, the Committee also oversees benefits and other amounts payable to executive officers, including retirement benefits and potential benefits that may be payable in a situation involving a change in control of the Company. The Committee periodically reviews market practices with respect to these other types of compensation.

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executive officers comparable to that of the market so that we can attract and retain high quality executive officers. The Company also maintains a 401(k) plan that permits participants, including our executive officers, to make additional retirement contributions. Depending on the participant's pension formula, the Company matches a specified portion of participant contributions.

The retirement arrangements adopted by the Company are designed so that any limitations on covered compensation and potential benefits that would apply under the Internal Revenue Code should not limit the actual retirement benefits that are earned and received by the Company's executive officers. In addition, the Company sponsors a deferred compensation plan for which approximately 50 active executives are eligible to participate, including each of the executive officers. Depending on the pension formula applicable to the executive officer and their participation in the 401(k) plan, the Company makes matching contributions to restore 401(k) plan matching contributions that are otherwise limited by Internal Revenue Service ("IRS") regulations. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide total pay packages comparable to that in the market. While the Committee periodically reviews market information to maintain comparability to market practice, it does not benchmark retirement benefits because of the wide variety of plans used across the industry.

The Company provides various other health and welfare benefits to its executive officers and other employees, consistent with market practice. These benefits, such as health and disability insurance, are provided to most U.S. salaried employees on substantially the same basis. The Company does not provide other perquisites to executive officers.

The Company, like many companies, has compensation agreements with key executive officers that typically provide the executive officers with severance and other benefits in the event of certain terminations of employment within a specified period following a change of ownership. The Committee periodically reviews these agreements and compares the level of benefits payable thereunder to those offered at other companies, and believes these types of agreements remain important to the Company.

The Company does not have any specific compensation agreements with executives officers other than the change in control agreements described below. Severance for executive officers, outside of a change in control, is determined on a case-by-case basis. There are no special agreements with the executive officers named in the Summary Compensation Table (the "named executive officers" or "NEOs").

Compensation Committee Practices

The Compensation Committee has the sole authority to retain and terminate a consulting firm to assist in the evaluation of compensation of the Chief Executive Officer and other executive officers, and has the sole authority to approve the consultant's fees and other retention terms. As part of the process to retain an executive compensation consultant, the Committee considers the consultant's representations with respect to their practices and approach to maintaining independence. To further ensure independence our executive compensation consultant reports directly to the Committee. The analyses performed by our consultants on competitive marketplace practices are referred to as the "Market" or "Market Data."

While the Committee reviews data that reflects the 50th to 65th percentile of Market as a guideline for determining various components of an executive officer's direct compensation, it does not benchmark this data in order to mathematically calculate compensation. The Committee reviews Market Data in general terms and we believe it is important for the Committee to use its judgment and discretion to address individual circumstances rather than to simply aim for a level of compensation that falls within a specific range of Market Data. Therefore, the information in the Market Data is not used to limit the discretion of the Committee in establishing compensation levels for executive officers.

In 2007, the Committee retained Mercer Consulting and Semler Brossy Consulting Group ("Semler Brossy") to provide ongoing advisory services to the Committee. These services include, but are not limited to, providing updates on trends in executive compensation practices; reviewing and making recommendations on the Company's overall compensation strategy; providing input and reviewing Chief Executive Officer and other executive officer salary increases and incentive targets; reviewing incentive program design; and updating the peer group and performing market analysis. The Company has in the past used, and continues to use, Mercer Consulting for actuarial related services in connection with the Company's retirement plans. Semler Brossy does no other work for the Company other than acting as an advisor to the Committee. In 2008, the Committee exclusively retained Semler Brossy for compensation advice and consultation.

In 2007, after considering marketplace changes and information provided by Mercer Consulting and Semler Brossy, the Committee reviewed our peer group and selected the following peer group companies to be used for executive compensation analyses:

Actuant Corporation	AMETEK, Inc.	The Black & Decker Corporation
Briggs & Stratton Corporation	Cooper Industries, Ltd.	Danaher Corporation
Donaldson Company, Inc.	Flowserve Corporation	Gardner Denver, Inc.
Kennametal Inc.	Lennox International Inc.	Lincoln Electric Holdings, Inc.
Pentair, Inc.	SPX Corporation	The Stanley Works
The Timken Company	The Toro Company

Our compensation consultant gathers publicly available data related to our peer group of companies. Our peer group represents a set of companies that share important business or organizational attributes (such as size, industry, or business complexity) with us or companies with which we believe we may compete for executive talent. On a periodic basis we review and update our peer group to account for changes in the marketplace and availability of data. We believe that the peer group data provides an understanding of specific pay levels and mix for named executive officers as well as broader pay design/practices for a specific group of companies. We also believe that this data provides us with a good basis for an external review of the relationship between pay and performance.

To supplement peer group compensation data, our compensation consultants gather and review information from various surveys that are available from widely recognized experts in the compensation field, including Towers Perrin and Mercer Consulting.

The Committee annually reviews and approves the base salaries of each executive officer in view of Market Data, an annual performance review and any related merit adjustment recommended by our Chief Executive Officer, as well as, in consultation with its executive compensation consultant. Salary adjustments are generally made annually ("merit increase") or in conjunction with a change in responsibility.

Generally, the Committee begins its consideration of the next year's total compensation at its fall meeting. During these meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of plan designs, annual incentive targets and long-term incentive compensation awards are made at the Committee's February meeting, which is held in connection with a regularly scheduled Board meeting shortly after the public release of the prior year's financial results. At that meeting, the Committee also is able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering those matters at a February meeting allows the Committee to not only factor in the prior year's financial results and the current year's operating plan but also to assess the prior years' compensation in its decision making. In some cases, financial goals for incentive plan awards may be finalized after the February meeting, allowing the Committee to consider items from that meeting. Occasionally, grants of long-term incentive compensation are made at other meetings in special cases such as promotions or new hires.

Stock options and other long-term incentives are awarded effective as of the Board or Committee meeting date and have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date, which is either that date or a specified future date (the "grant date").

Upon the request of the Committee, various Company personnel compile and organize information, arrange meetings and act as Company support for the Committee's work. As discussed in further detail below, our Chief Executive Officer is also involved in making compensation recommendations for other executive officers, which are considered by the Committee; however, management does not have any involvement in the determination of the Chief Executive Officer compensation.

Total Direct Compensation—Cash and Incentive

Three elements comprised the total direct cash and incentive compensation for Snap-on's executive officers in 2008:

    •
    Base salary;

    •
    Annual incentives; and

    •
    Long-term incentive compensation.

  Base Salary

We provide base salaries in order to attract and retain high quality individuals. The median of base salaries in the Market Data is generally used as a reference point to compare and establish our executive officers' base salaries. Base salaries, however, are not mathematically derived from these medians because we believe that it is appropriate for the Committee to use its discretion in setting base salaries. There are variances from the median due to factors such as performance, individual experience, tenure in the position, and prior salary. The Committee reviews executive officers' salaries, including those that are substantially above or below the median, and also considers a number of other factors such as job responsibilities and changes in job responsibilities, achievement of specified Company goals, retention, demonstrated leadership, performance potential and Company performance when determining base salary. While the factors that are considered in setting base salaries are not weighed or ranked in any particular way, it is expected that individuals would gradually move higher in salary ranges as their performance improves and as they gain experience with the Company and in their position.

In November of 2007, after reviewing Market Data prepared by Mercer Consulting and considering the factors discussed above, we determined that the base salaries of our executive officers were appropriate and in line with our compensation philosophy. The base salaries of the executive officers serving at that time ranged from 11% below Market median to 35% above Market median.

Martin M. Ellen was determined to be above Market median and Jeanne M. Moreno was determined to be well above Market median. Specifically related to Ms. Moreno, her base salary reflected her prior compensation package and skill set upon hire. Thomas J. Ward was determined to be at Market median. Thomas L. Kassouf, who became President-Commercial Division in April 2007 and an executive officer in December 2007, was determined to be below Market median. Considering his new responsibilities and short tenure in his position, it was decided that Mr. Kassouf 's base salary was appropriate. The determination for Mr. Pinchuk was made when he was our Chief Operating Officer, and is not relevant to his current compensation as Chief Executive Officer.

In 2008, we generally considered merit salary increases of 5% to 9% for executive officers whose performance was rated outstanding, 3% to 6% for those whose performance was rated commendable, 2% to 4% for those rated acceptable, and 0% for those whose performance was rated needs improvement. In addition to performance ratings, we also considered salary versus Market Data. None of the named executive officers received salary increases outside of the guidelines. Actual annual merit salary increases in 2008 for the named executive officers ranged from 5% to 7%. Merit increases are granted one year from an executive's prior increase. Mr. Pinchuk's salary was reviewed at the February 2009 Committee meeting and, given the economic conditions at the time, remained the same even though the Committee was pleased with his performance.

  Annual Incentives

We provide annual cash incentives for our executive officers and approximately 1,000 other salaried employees under the 2001 Incentive Stock and Awards Plan, as amended with shareholder approval in 2006 (the "Stock and Incentive Plan"). The annual incentive compensation is intended to place a significant part of each executive officer's total annual compensation at risk (i.e., pay for performance). As base salaries are generally compared to the Market median, as previously discussed, annual incentive targets would generally be expected to be between the 50th and 65th percentile of Market for annual incentives, with stretch goals built in to achieve the 65th percentile. However, as is the case with base salaries, the Committee exercises discretion and is not bound by numerical benchmarks. At the beginning of 2008, Mr. Kassouf's and Ms. Moreno's annual incentive targets were increased from 60% to 65% of base salary to more accurately reflect their levels of responsibility. There were no changes to the other NEOs' annual incentive targets in 2008.

The 2008 target annual incentive for each of the NEOs, expressed as a percentage of base salary, is set forth in the following table:

Name	Target Bonus as a Percentage of Base Salary

Nicholas T. Pinchuk	100%

Martin M. Ellen(1)	90%

Thomas J. Ward	75%

Jeanne M. Moreno	65%

Thomas L. Kassouf	65%

(1)
Mr. Ellen's target bonus is higher than that of individuals in similar positions in our peer group, primarily in recognition of his level of responsibility, experience and historical compensation levels.

The general plan design for the NEOs in 2008 provided for a 60% weighting for quantifiable financial measures and a 40% weighting for personal strategic business goals, with the exception of Mr. Pinchuk whose weighting was 50% for quantifiable financial measures and 50% for personal strategic business goals. These proportions reflect the Committee's belief that annual incentives should balance financial performance with key strategic initiatives that help drive the success of the Company. In 2008, the weighting of personal goals increased from 2007 due to the Committee's desire to emphasize these important initiatives. Those participants whose primary job responsibilities relate to a particular business unit, or group of units, are measured against the financial performance of both the total Company and those business units. All incentive plans include a minimum weighting of 20% on total Company financial measures. The following table sets forth the weighting of these various targets for each of the NEOs:

Name	Company Financial Performance	Business Unit Financial Performance	Personal Strategic Business Goals

Nicholas T. Pinchuk	50%	—	50%

Martin M. Ellen	60%	—	40%

Thomas J. Ward(1)	20%	40%	40%

Jeanne M. Moreno	60%	—	40%

Thomas L. Kassouf(2)	20%	40%	40%

(1)
Business Unit Financial Performance relates to the Snap-on Tools Group.

(2)
Business Unit Financial Performance relates to the Commercial Division.

The Committee believes that this weighting encourages cooperation between business units and also closely aligns participants' actual compensation with the financial performance that they can most directly impact. This general plan design has been in place for the past several years and, in the Committee's judgment, has achieved the objective of incenting and rewarding performance. In the past several years actual payments related to the various business unit plans have varied from zero to 200% of target, reflecting each business units' financial performance versus the financial performance measures. The 2008 weighting of 50% for Company financial performance and 50% for personal strategic business goals for Mr. Pinchuk reflects the relative importance the Committee and the Board attach to the various strategic initiatives that the Chief Executive Officer is expected to address on behalf of the Company.

Under the relevant plans, the Committee has broad discretion in determining payments, including adjusting results or changing an individual's goals. However, it only uses this discretion when it believes it is appropriate to further the interests of the Company and the incentive goals of the compensation. The Committee also can consider unusual financial circumstances. During fiscal 2008, the Committee used its discretion to change the amount of the annual incentive award to executive officers, as discussed below.

For each financial performance measure, the Committee set three different performance levels (in order of rank)—"threshold," "target" and "maximum." After the end of the year, the Committee compares actual performance against these levels for each of the performance measures in order to determine payments to the participants. Participants could have earned up to twice their target percentage for performance at the "maximum" level. The "threshold" level of performance is the minimum level of performance for which any percentage of target bonus can be earned. Payments are adjusted proportionately for actual performance that falls between the "threshold," "target" and "maximum" levels. The target percentage payouts for each participant may vary from year to year.

The Committee utilized the following quantifiable financial performance measures for the 2008 Company-wide portion of the annual incentive award: operating income, working investment as a percentage of net sales, and the reduction of operating expenses. These measures were chosen because they are regularly used to assess financial performance.

The 2008 plan metrics and actual results for Company financial performance and achievement are set forth in the table below.

Company Goals(1)	Threshold	Target	Maximum	Actual
Operating Income(2)	$354.0M	$373.7M	$427.9M	$391.5M
Working Investment as a Percentage of Net Sales(3)	32.5%	30.8%	29.8%	33.5%

    *
    As discussed below, all payments related to Company and Business Unit Financial Performance would be reduced by 20% if Company operating expenses before restructuring exceed 32.3% of sales (excluding Financial Services revenue and expense).

    (1)
    Determination of payout based on corporate performance between threshold, target, and maximum for Operating Income and Working Investment as a Percentage of Net Sales is interpolated based on actual results.

    (2)
    Operating Income represents income from continuing operations (including net finance income).

    (3)
    Working Investment as a Percentage of Net Sales is calculated as a twelve-month rolling average of Accounts Receivables plus Inventory divided by Net Sales.

In setting the 2008 total Company operating income targets for annual incentives, the Committee considered the then projected macroeconomic outlook, the annual operating budgets approved by the Board of Directors, and the historical performance of Snap-on and its peers. The "threshold" operating income metric was set at the prior year's achievement before annual incentive costs. The "target" operating income metric was set 13.2% over the prior year's results. The "maximum" operating income metric was set 29.7% above the prior year and 14.5% higher than the "target" amount. The Committee considered the "target" operating income metric a substantial improvement over prior year results and the "maximum" operating income metric the result of achieving significant stretch goals.

In setting the working investment metric, the Committee again considered the projected macroeconomic outlook, the annual budget approved by the board, Company growth strategies, as well as the challenges faced by the operations in improving customer service levels. After considering these factors, the "threshold" metric was set at the same level as the 2007 actual performance, recognizing that 2007 represented a significant improvement over 2006. The "target" level of achievement required reducing working investment, stated as a percentage of sales, by 1.7 percentage points. The "maximum" level was set to require an additional 1.0 percentage point decrease beyond the "target" level.

The Committee continued to recognize the need for the Company to further lower its operating expense cost structure in addition to achieving higher levels of operating income. Therefore, to incent management to focus on reducing these expenses, the Committee included an additional target relating to specified reductions in operating expenses. Any payments earned based upon the operating income and working investment results were subject to a 20% reduction if consolidated operating expenses were not reduced 1.2 percentage points as a percent of sales. The level was set in order to drive an operating expense to sales ratio of 32.3%, compared with 33.5% in 2007, 35.5% in 2006, and 36.7% in 2005. For 2008, the operating expense reduction goal was exceeded and, thus, there would have been no reduction in payments.

As previously stated, under the relevant plans, the Committee may exercise its discretion in determining payments, including adjusting results or changing an individual's goals. However, it only uses this discretion when it believes it is appropriate to further the interests of the Company and best reflect the overall performance for the year. The Committee also can consider unusual financial or economic circumstances. The Committee did use its discretion in determining the 2008 bonus payout for Company performance and selected business units.

While reviewing the Company's performance as compared to the 2008 bonus metrics, the Committee reflected on the Company's strong overall performance for the year including record earnings, record delivery performance levels, the significant improvement in return on net assets employed before interest and taxes ("RONAEBIT") of 230 basis points versus 2007, and the Company's favorable performance as compared to its competitors. The 2008 bonus calculation was tracking toward a payout at the target level going into the fourth quarter of the year. During the fourth quarter, net sales declined due to the global economic recession and working investment as a percent of net sales was significantly impacted. While the Company still achieved an above target level of operating income for the period (an 18.6% increase versus 2007), working investment as a percentage of net sales was below threshold; therefore, under the 2008 bonus formula, no bonus would be paid based on Company performance. The Committee, in determining whether to use its discretion, considered the achievements outlined above, as well as the unforeseen macroeconomic challenges that arose in 2008 and approved a discretionary cash award pool to reward the performance of Company management and employees. The Committee did not believe that a target bonus payout was appropriate and, therefore, the discretionary cash award pool equates to less than the overall target payment associated with Company performance. This discretionary cash award was divided among all 1,000 participants, including the NEOs. Company performance represents between 20% and 60% of the total annual incentive target for the NEOs. Discretionary cash awards to the NEOs are included in the "Bonus" column of the Summary Compensation Table herein.

While the preceding paragraphs describe the processes and philosophies used by the Committee and Board for setting overall Company targets for financial performance measures, substantially the same processes and philosophies are used in setting targets for the business unit financial measures. Financial targets for the business units also reflected goals based on operating income and working investment, and on operating income alone for those business units with little to no working investment.

The "target" operating income metrics for the business units ranged from 11.3% to 11.5% above the prior year's results. The "threshold" operating income metrics for the business units ranged from 6.5% to 7.9% below the "target" metric, and the "maximum" operating income metrics ranged from 14.1% to 14.2% above the "target" metric. The working investment "threshold" metrics for the business units were set by considering the prior year's actual results, as well as strategic business decisions affecting working investment. The "target" metrics required improvement ranging from 3.8% to 6.8% versus the prior year's results, and the "maximum" working investment metrics ranged from 5.6% to 5.9% improvement over "target."

As noted above, for Messrs. Ward and Kassouf the total annual incentive payout was weighted 40% toward business unit financial performance. The portion of Mr. Ward's annual incentive payout was based on the actual financial results of the Tools Group. The Committee exercised similar discretion as it did when evaluating Company performance and approved a portion of the discretionary cash award for the Tools Group. The portion of Mr. Kassouf's annual incentive payout was based on the actual financial results of the Commercial Division. Since the Commercial Division exceeded its pre-established metrics, the Committee approved a payout at 132% of target.

As discussed above, a portion of each executive officer's annual incentive is based on the attainment of personal strategic business goals. Inclusion of these personal strategic business goals is intended to incent a focus on other specific objectives that are critical to the individual's role with the Company. Our objective is to set goals under the plan that are quantitative and measurable, however some personal strategic business goals are by necessity somewhat subjective in nature. The 2008 personal strategic business goals for each of the NEOs are summarized as follows:

For Mr. Pinchuk, our President and Chief Executive Officer, the personal strategic business goals and their weights were set as follows:

  •
  Drive strategic profitable growth—85% weighting; and

  •
  Enhance associate development—15% weighting.

After review of his performance, the Committee determined that Mr. Pinchuk achieved above target regarding his personal strategic business goals for the overall year.

For Mr. Ellen, our Senior Vice President—Finance and Chief Financial Officer, the personal strategic business goals and their weights were set as follows:

  •
  Expand Finance Leadership Development—20% weighting;

  •
  Drive cost reduction/productivity improvement and footprint complexity reduction—50% weighting; and

  •
  Promote improved cooperation and collaboration—30% weighting.

After review of his performance, the Committee determined that Mr. Ellen achieved above target regarding his personal strategic business goals for the overall year.

For Mr. Ward, our Senior Vice President and President—Snap-on Tools Company LLC, the personal strategic business goals and their weights were set as follows:

  •
  Drive strategic profitable growth—40% weighting;

  •
  Implement Tools Group strategy—30% weighting; and

  •
  Promote improved cooperation and collaboration—30% weighting.

After review of his performance, the Committee determined that Mr. Ward achieved above target regarding his personal strategic business goals for the overall year.

For Ms. Moreno, our Vice President and Chief Information Officer, the personal strategic business goals and their weights were set as follows:

  •
  Continue to implement Systems Footprint and Platform Programs—25% weighting;

  •
  Support strategic business group plans—25% weighting;

  •
  Drive information technology (IT) operational excellence—20% weighting; and

  •
  Promote improved cooperation and collaboration—30% weighting.

After review of her performance, the Committee determined that Ms. Moreno achieved above target regarding her personal strategic business goals for the overall year.

For Mr. Kassouf, our Senior Vice President and President—Commercial Division, the personal strategic business goals and their weights were set as follows:

  •
  Drive strategic profitable growth—55% weighting;

  •
  Develop infrastructure to support the future state—15% weighting; and

  •
  Promote improved cooperation and collaboration—30% weighting.

After review of his performance, the Committee determined that Mr. Kassouf achieved above target regarding his personal strategic business goals for the overall year.

Including payments for personal strategic business goals and business unit goals, annual incentives paid to executive officers ranged from 125% to 165% of target.

See the Summary Compensation Table below for payouts made to our NEOs under the annual incentive plan.

During 2008, the Committee performed a comprehensive review of the Company's overall compensation strategy and programs. As a result of that review, a new annual incentive design will be implemented in 2009 to place greater emphasis on driving shareholder value by focusing on the success of the overall Company, encouraging collective behavior, and allowing for flexibility to meet changing business challenges. The new design will place a 50% weighting on consolidated Company results, focused on operating earnings and return on net assets, and a 50% weighting on strategic business goals, which will include additional financial metrics for group and division results. Though there will be a new design in place, Company and strategic business goals will continue to be set in a similar fashion as our previous design.

  Long-Term Incentive Compensation

We also provide long-term incentive compensation to our executive officers and other key employees through the Stock and Incentive Plan. We believe stock-based awards help align the financial interests of management with those of our shareholders since the ultimate value of stock-based awards is tied to the value of Snap-on's stock.

The Stock and Incentive Plan allows us to grant stock options, performance shares, performance units, restricted stock, and restricted stock units. It also allows for grants of cash settled stock appreciation rights (SARs) in lieu of options for international employees. Since we compare total direct targeted compensation (base salary plus targeted annual and long-term incentives) to the 50th to 65th percentile of Market, we also aim to have the target long-term incentive compensation between the 50th and 65th percentile of Market. However, as indicated above, we do not aim for any particular numerical equivalency and use our judgment to respond to specific circumstances. Additionally, the actual payouts of long-term incentives can vary significantly from target because of the longer time period in which performance is measured (in the case of long-term performance-based awards) and because of the market price of our stock (in the case of both stock options and stock-based awards). These types of awards reward financial and personal performance over a longer period of time than base salary and annual incentives. In 2008, our long-term incentive compensation grants for executive officers were composed of approximately one-third stock options and two-thirds performance-based units. We targeted more value in performance-based units because we believe they focus executive officers and key employees on financial performance that is more under their control and which the Committee believes drives shareholder value over the long term. We do provide some portion of long-term compensation in stock options with time-based vesting, which reward based upon the market value of our shares, because we believe it is important that some compensation be designed to mirror our investors' experience.

In granting long-term incentive awards, we take into account the following subjective and objective factors:

  •
  each executive officer's level of responsibility;

  •
  each executive officer's contributions to Snap-on's financial results;

  •
  retention considerations; and

  •
  the practices of companies in the Market.

The Committee believes that using Company stock for a significant portion of these awards provides executive officers with an additional potential equity stake in the Company and helps further align the interests of the executive officers with those of our shareholders.

In 2008, the Company adopted Stock Ownership Guidelines for 18 of its top executives. The guidelines are based on a multiple of base salary using a six month average stock price to value the holdings. Stock ownership includes shares held outright, deferred shares, those in 401(k) plans, shares purchased through the Dividend Reinvestment and Direct Stock Purchase Plan, and the "in the money" value of vested stock options, net of an assumed 40% tax rate. The ownership multiples range from one to six times an executive's base salary based on the individual's level of responsibility. Executives are expected to reach the Stock Ownership Guidelines within a five year time frame. The Committee will review progress toward ownership guidelines annually at its August meeting. The Committee has the authority to pay up to 50% of the annual incentive payout in restricted stock if it is determined that an executive is not making reasonable progress towards reaching the guidelines. The Company does not have any specific policy relating to the pledging of or hedging in Company securities.

Grants of long-term incentives are generally made at the Committee's February meeting, which is held in connection with a regularly scheduled Board meeting and after the public release of the prior year's financial results, although the final financial targets may be set after the February meeting, allowing the Committee to consider items from that meeting. Options have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date and generally vest in three equal annual increments beginning on the first anniversary of the grant. (Grants issued prior to 2007 vest in two equal annual increments.) Occasionally, grants of long-term incentives are made at other meetings in special cases, such as promotions or new hires.

Prior to making a grant, we consider potential dilution, the Company's share price and the volatility of the share price. When determining eligibility and granting awards, the Committee considers market practice, personnel responsibility grades, and the individual's contributions to the Company. In 2008, in order to develop the grant range guidelines for various personnel responsibility grades (including both executive officers and other participants), we looked at market conditions and practice, as well as the estimated value of each grant. We determined the grant date present value using the Black-Scholes valuation model (a formula widely used to value exchange-traded options) for comparison to the market.

  Stock Options and SARs

In February 2008, we granted stock options and SARs that vest over a three year period to approximately 240 employees. Appropriate managers made recommendations for the number of options or SARs to be granted to their employees based on the grant range guidelines. The Committee considered the total recommended grant size for all participants and reviewed the specific recommendations made by Mr. Pinchuk for grants to the executive officers. After considering the recommendations as compared to outstanding shares and expected dilution, the Committee then made the final grant decisions related to the executive officers and also approved the total grant size for all other participants.

We estimated that the February 2008 stock option grants would result in 0.9% dilution, which fell within the dilution guidelines established by the Committee. We granted our then seven executive officers options to purchase 226,800 shares, consisting of grants ranging from 4,320 to 99,000 to the individual executive officers. In the aggregate, the number of options granted to executive officers was between the target and the maximum of the guidelines, reflecting the strong performance achieved by the Company in 2007. The Committee determined the amounts awarded to each executive officer based on their contributions and individual performance. Executive officers did not receive SARs. See the Grants of Plan-Based Awards Table below for further information regarding stock options awarded to each of the NEOs.

  Long-Term Performance-Based Units

In February 2008, the Committee made grants to 42 key employees, including the then seven executive officers, of shares that vest depending upon the achievement of financial performance criteria over a three year period. The Committee believes that the use of these criteria serves to focus executive officers and key employees on Company financial performance that the Committee believes drives shareholder value over the long term, rather than solely focusing on the market value of our shares, as is the case with stock options.

Similar to the process discussed above related to the granting of options and SARs, the Committee made the final long-term performance plan grant decision for executive officers and approved the total recommended grant size for other participants. In 2008, we granted 106,870 long-term performance-based units (consisting of restricted shares and the possibility of cash payments for performance above "target" performance levels) to our then seven executive officers. Individual grants to the executive officers ranged from 2,000 to 46,700 units. In the aggregate, the number of performance-based units granted to executive officers was between the target and maximum of the guidelines, again reflecting the strong performance achieved by the Company in 2007.

The Committee also considered, based on Company performance to date, the likely compensation under the long-term performance-based awards previously made for the 2006 to 2008 and 2007 to 2009 periods. In that regard, the Committee estimated at that time that, assuming a continuation of period to date performance, payouts under those plans would be above target.

Vesting of the performance-based units awarded in 2008 will depend upon cumulative performance relative to the goals set for fiscal years 2008, 2009 and 2010, which are based upon revenue growth and return on net assets employed before interest and taxes ("RONAEBIT"). These two measures have been consistently used for the 2006 to 2008 and 2007 to 2009 plan years. We use these measures because they are consistent with the Company's goals to both grow and increase returns to shareholders. We regularly use RONAEBIT as a measure of return to evaluate performance. The individual can earn shares and cash at varying levels using a matrix that defines percentages earned depending upon actual performance compared to "threshold," "target" and "maximum" levels.

The following table provides an example of award vesting under that matrix based upon Company performance at the stated levels:

Performance Level	Amount of Restricted Shares	Plus	Amount of Cash
Threshold (see below for discussion)	25% of the Award		—
Target (for both criteria)	100% of the Award		—
Maximum (for both criteria)	100% of the Award		The percentage over Target (but no greater than 50%) multiplied by the number of Performance Shares earned multiplied by $51.75 (the closing price of our stock on the grant date)

We intend that payments at the "target" level combined with the value of stock options would provide total long-term compensation within the 50th and 65th percentiles of the Market Data for long-term compensation. For the concluded 2006 to 2008 plan, the actual payout was 143.5%, as a result of exceeding the RONAEBIT maximum level and exceeding the target level for revenue growth.

In setting the levels of performance required to earn various percentages of long-term performance-based units, the Committee considered those same business and economic factors that were considered when setting annual incentive performance measures. These include current levels of RONAEBIT and sales, the current year's budget, industry and Gross Domestic Product (GDP) growth rates, and past performance. In addition, the Committee considered longer range strategic plans establishing expectations for improved performance over the three-year performance period.

In order to achieve "target" levels of performance on the matrix, both revenue and RONAEBIT for the 2008 to 2010 period would need to improve from recent performance. "Target" level revenue growth was set at 6.6% annually, which was considered reasonably challenging given the prevailing economic and industry environment and the Company's circumstances therein. "Target" RONAEBIT was set at a level 40% greater than the Company's weighted average cost of capital, which the Committee believes would result in significant returns for shareholders. The "maximum" level of revenue growth was set at 9.0% annually. This was considered a significant stretch over target and difficult to achieve. The "maximum" RONAEBIT metric was also set at a level that was considered difficult to achieve because, assuming a consistent net asset base, it would require an additional $65 million in annual operating income above "target" over the three-year performance period. The "threshold" level of revenue growth was set at 3.0% annually. This was viewed as acceptable in light of a target growth rate of 6.6% annually. The "threshold" RONAEBIT metric was set 25% above the Company's weighted average cost of capital. This was considered acceptable given that the Committee believes that any return over the Company's weighted average cost of capital would add shareholder value. A "threshold" level of payment could be earned by achieving the "threshold" on both the revenue growth and RONAEBIT metrics. It could also be earned in one of two other ways. If revenues increase only 1.0% annually, RONAEBIT would need to grow to the "target" level. Alternatively, if RONAEBIT remained at the Company's weighted average cost of capital, revenues would need to achieve the "target" level of 6.6% annual growth. Achieving at least a 25% "threshold" payment was considered minimally acceptable because it would require stretch improvement in one of the measures while maintaining at least current levels, or modest increases, on the other measure.

As part of the long-term performance plans, the Committee considers any acquisitions and divestitures or other significant changes in business practices that occur during the performance period and makes what it considers appropriate adjustments to performance measures to reflect the financial effects of these events on those measures.

In February 2009, the Committee determined the outcome of long-term performance-based awards granted in 2006 based on financial performance during fiscal 2006, 2007 and 2008. The metrics for those awards are set forth in the table below:

Criteria	Threshold	Target	Maximum	Actual
Sales(1)	$2,634 million	$2,742 million	$2,892 million	$2,853 million
RONAEBIT(2)	14.1%	15.1%	17.3%	22.1%

    (1)
    Sales represents the 2008 fiscal year Net Sales.

    (2)
    RONAEBIT is a three-year average for fiscal 2006, 2007, and 2008 calculated as a fraction expressed as a percentage where (i) the numerator is Operating Income (earnings from continuing operations before income taxes plus interest expense less other income (expense)—net) and (ii) the denominator is average net assets employed (total assets minus cash and cash equivalents and minus all liabilities excluding short-term and long-term debt).

Actual performance during the period on these metrics was RONAEBIT at 22.1% and revenues at $2,853 million. The metrics are both interpolated between performance levels. Adjustments were made to the plan matrix during the plan period in order to neutralize the effects of a significant business acquisition and another change in business practice related to working investment. Therefore, as a result, long-term incentive units vested between the target and maximum levels at 143.5% of target.

In February 2009, the Committee also had preliminary discussions relating to targets for the 2009 to 2011 plan. The Committee continued the same approach as used in previous years and the same general financial metrics for these future goals.

  Restricted Stock Units

As discussed above, the Committee performed a comprehensive review of the Company's overall compensation strategy and programs during 2008. In the course of its review, the Committee considered the design of the current long-term incentive program. As a result, effective for fiscal 2009 and in addition to the long-term performance-based units it has granted in the past, the Committee decided to begin also granting shorter-term performance-based units (designated as restricted stock units); such awards will have a one year performance period based on the results of the company's annual incentive plan and a two year cliff vesting schedule. The Committee's intent in introducing restricted stock units into the incentive compensation mix is to increase the linkage between the current year's results and the future growth of the Company, while also adding a retention element for our executive officers. Thus, for 2009 our long-term incentive compensation grants for executive officers will be composed of approximately one-third stock options, one-third long-term performance-based units and one-third restricted stock units.

  Other Benefits

Our executive officers receive additional benefits also available to other salaried employees. For example, we provide executive officers and other U.S. salaried employees with health insurance (where the employee pays a portion of the premium), vacation pay and sick pay. The Company does not provide its executive officers with automobiles or with club memberships or reimbursement of "social expenses" except to the extent that they are specifically, directly and exclusively used to conduct Company business. There are no other perquisites or similar benefits for executive officers that are not consistent with those of other salaried employees. The Committee does not specifically benchmark these other benefits with other companies; however, we believe that our policy is conservative relative to the market.

Retirement and Deferred Benefits

The Company maintains two types of retirement plans covering its executive officers, a defined benefit pension program and a defined contribution program where eligible employees and executives may receive matching contributions. Benefits are provided through both "qualified" and "non-qualified" plans (the non-qualified plans are designed to "restore" the benefit levels that may be limited by IRS regulations). The Company also maintains a deferred compensation plan which functions as a defined contribution plan.

	Defined Benefit Program		Defined Contribution Program

	Snap-on Incorporated Retirement Plan (the "Pension Plan")	Snap-on Incorporated Supplemental Retirement Plan for Officers ("Supplemental Plan")	Snap-on Incorporated 401(k) Savings Plan ("401(k) Plan")	Snap-on Incorporated Deferred Compensation Plan ("Deferred Compensation Plan")

Plan Type:	Defined Benefit Pension	Defined Benefit Pension	401(k) Defined Contribution	Deferred Compensation

IRS Tax- Qualified:	Yes	No	Yes	No

Employee Contributions:	No	No	Yes	Yes

Company Contributions:	Yes	Yes	Matching	Restoration Match

When paid:	At retirement	At retirement	At retirement	As elected by the participant for employee deferrals; at retirement for matching contributions

The Defined Benefit Program includes the Snap-on Incorporated Retirement Plan (the "Pension Plan") and the Snap-on Incorporated Supplemental Retirement Plan for Officers (the "Supplemental Plan"). The Pension Plan is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. (The Company maintains separate retirement arrangements for hourly employees.) The Pension Plan is a "qualified" retirement plan under the Internal Revenue Code (the "Code") and is therefore subject to the Code's limits on covered compensation and benefits payable. The NEOs also participate in the Supplemental Plan, which is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Supplemental Plan provides the benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code.

The Pension Plan has been established for over 60 years as a general benefit for salaried employees. We have made periodic changes to incorporate various regulatory changes and changing trends in the employment market. The most recent change occurred in 2001 when an account-balance formula was incorporated for new employees; a 401(k) plan matching contribution was also adopted in 2001 to complement the account-balance feature. The then-existing participants were given a choice of converting their benefit to the account-based formula (with an opportunity for a 401(k) plan match) or continuing with the old final average pay times years of service formula. Precise benefits also depend upon the payment alternative chosen by the participant.

The Supplemental Plan, commonly referred to as a supplemental executive retirement plan or "SERP," was established in 1983 and covers approximately 50 active and retired executives, including the NEOs. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable Code limitations are applied. The Supplemental Plan was also changed in 2001 to incorporate the account-balance formula. Active executives participating in the Supplemental Plan at that time were given a choice to have their Supplemental Plan retain the final average pay times years of service formula or to switch to the new account-balance formula, regardless of the choice they made in the Pension Plan.

The Defined Contribution Program includes the Snap-on Incorporated 401(k) Savings Plan (the "401(k) Plan"), and the Snap-on Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan"). Depending upon the Pension Plan formula applicable to the participant (account-based or final average pay times years of service), the Company matches a portion of employee contributions to the 401(k) Plan. The Deferred Compensation Plan is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make matching contributions to restore 401(k) Plan matching contributions limited by IRS regulations. Some participants may use this plan for retirement savings or to defer base salary or incentive compensation.

Focusing on retention of the individual and reflecting our belief that these benefits should be earned over time, employees step-vest in the Company's 401(k) Plan match over a period of four years and an employee must have five years of continuous employment before becoming vested in benefits under the Defined Benefit Program.

The Committee believes it is appropriate to maintain all four of these plans, taken together, to provide adequate retirement benefits that are comparable to the competitive market and are an additional incentive for the participants to provide for their retirement.

Change in Control and Other Employment-Related Agreements

Snap-on does not generally enter into employment-related agreements, including with its executive officers. Although the Committee believes that it is appropriate to have change in control agreements in place as described below, it believes that the Company is better served by maintaining the ability to continuously evaluate performance of its executive officers without the constraints of a specific agreement. Snap-on occasionally enters into severance or other agreements with individuals that the Company hires from outside in order to provide for severance or retirement benefits in recognition of foregone opportunities at such individual's prior employer. Snap-on does not currently have any such agreements covering its executive officers.

The Company maintains change in control agreements with all of its executive officers, as well as selected other key personnel. In the event of a transaction involving a change in control of the Company, senior executives and key personnel would typically face a great deal of pressure, including uncertainty concerning their own future. Such arrangements help assure their full attention and cooperation in the negotiation process. Under the change in control agreements effective until January 31, 2008, in the event that there was a change in control of the Company and employment of the NEO ended due to specified events, the executive officer was entitled to compensation for a period of years, in most cases three, and fewer in some, including benefit amounts that would have been accrued pursuant to retirement plans, as if the employee had not been terminated. The circumstances under which benefits were payable pursuant to the agreements generally were the termination of the employee without cause by the Company or by the employee for other defined reasons within two years after a change in control, or the termination of the officer's employment by the Company without cause in anticipation of a change in control. These agreements were modified effective February 1, 2008, as discussed below.

In 2007, the Committee reviewed the change in control agreements. The Committee determined that it could continue to address the concerns and goals that were contemplated by these agreements while offering somewhat reduced benefits; the Committee believed these changes would be in better keeping with current market conditions and corporate governance considerations. The Committee also determined that it could reduce the circumstances in which payments might be made while still providing adequate protection of the executive officers' interests and maintaining the incentive for them to focus on corporate interests in the event of a transaction. Therefore, the existing change in control agreements were terminated and replaced by new forms of agreement, effective February 1, 2008. While many features of the new agreements are similar to the prior agreements, the new agreements somewhat narrow the circumstances in which payments might be made by strengthening the "double trigger" elements of the agreements; reduce multipliers for severance and other benefits to two times multiples rather than three; provide for the continuation of health, disability, life and other insurance benefits, pension credit and 401(k) Plan matching payments for two years, rather than three; and eliminate a prior excise tax gross-up feature, but allow for a reduction in payments so as to avoid adverse excise tax consequences to the executive officer.

See "Potential Change in Control and Other Post-employment Payments" below for further information about these agreements.

Tax Aspects of Executive Compensation

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to certain executive officers that is not "performance based" to $1 million annually. While it is our intention to structure most compensation so that Section 162(m) does not adversely affect Snap-on's tax deduction, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Compensation Committee may elect to structure elements of compensation (such as certain qualitative factors in annual incentives) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Snap-on's tax deduction for related compensation. We believe that substantially all compensation paid in 2008 will be tax deductible.

Other provisions of the Code also can affect the decisions that we make. Under Section 280G of the Code, a 20% excise tax is imposed upon executive officers who receive "excess" payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. A company also loses its tax deduction for "excess" payments. Our change in control agreements formerly provided that all benefits under them would be "grossed up" so that we would also reimburse the executive officer for these tax consequences. This feature was eliminated in the agreements that became effective February 1, 2008.

In addition, the Code was amended to provide a surtax under Section 409A of the Code with respect to various features of deferred compensation arrangements of publicly-held corporations, mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our Defined Contribution and Defined Benefit Programs and employment agreements to help ensure there are no adverse affects on the Company or executive officers as a result of these Code amendments. We do not expect these changes to have a material tax or financial consequence on the Company.

Compensation Committee Report

The duties and responsibilities of the Organization and Executive Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") are set forth in a written charter adopted by the Board, as set forth on the Company's Website at www.snapon.com. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above "Compensation Discussion and Analysis" contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company's Annual Report on Form 10-K and included in this proxy statement.

Roxanne J. Decyk, Chair
Arthur L. Kelly
Edward H. Rensi

Executive Compensation Information

Table 3: Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Nicholas T. Pinchuk	2008	$750,000	$337,500	$1,661,728	$517,280	$562,500	$103,581	$24,834	$3,957,423
President and Chief	2007	526,050	—	1,245,129	376,963	642,405	69,057	32,627	2,892,231
Executive Officer(1)(7)	2006	434,310	—	725,812	337,471	495,500	62,858	26,948	2,082,899

Martin M. Ellen	2008	461,250	224,193	1,208,912	332,840	257,416	80,073	32,288	2,596,972
Senior Vice	2007	418,401	—	1,281,453	379,727	553,979	70,799	32,424	2,736,783
President—	2006	371,354	—	754,425	358,707	603,000	46,220	22,666	2,156,372
Finance and Chief Financial Officer(7)

Thomas J. Ward	2008	385,263	99,405	979,460	359,454	173,381	447,036	1,526	2,445,525
Senior Vice President	2007	355,865	—	730,635	279,719	410,209	275,722	1,465	2,053,615
and President—	2006	271,705	—	297,097	124,269	329,900	242,710	1,221	1,266,902
Snap-on Tools Company LLC(7)

Jeanne M. Moreno	2008	319,340	112,103	441,811	143,582	107,952	34,443	18,718	1,177,949
Vice President, Chief	2007	303,647	—	453,967	156,838	262,414	31,614	19,339	1,227,819
Information Officer(7)	2006	288,751	—	261,765	116,132	300,600	20,401	12,702	1,000,351

Thomas L. Kassouf	2008	315,750	36,946	252,849	122,448	244,091	38,449	17,737	1,028,270
Senior Vice President	2007	282,482	—	199,316	76,719	233,775	33,943	16,772	843,007
and President—	2006	235,660	74,388	114,595	54,862	162,612	20,082	18,639	680,838
Commercial Division

(1)
On December 18, 2007, the Board of Directors elected Mr. Pinchuk, previously Snap-on's President and Chief Operating Officer, as Snap-on's President and Chief Executive Officer.

(2)
The "Bonus" column includes only discretionary bonus payments apart from our annual incentive plan. Payments under the annual incentive plan, including payments for achieving personal goals, are set forth in the "Non-Equity Incentive Plan Compensation" column. Because our executive officers' goals are specific and the officers' performance against them is measured, we believe that payments under the annual performance plan which relate to the achievement of personal strategic business goals are properly reflected in the "Non-Equity Incentive Plan Compensation" column. In 2008, the named executive officers listed in the Summary Compensation Table above (the "NEOs") each received a discretionary cash award. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives" for further discussion regarding these awards. Mr. Kassouf was given an additional cash payment of $74,388 in 2006 to enhance his annual incentive, as management felt that the arithmetic calculation of the annual incentive did not fully reflect his accomplishments during that year.

(3)
Represents the amounts expensed in 2008, 2007 and 2006 relating to outstanding performance-based unit grants ("Stock Awards" column) and option awards ("Option Awards" column) under the 2001 Incentive Stock and Awards Plan, as amended with shareholder approval in 2006 (the "Stock and Incentive Plan"); the related grants and awards were made in 2004, 2005, 2006, 2007 and 2008. See the Grants of Plan-Based Awards table and "Compensation Discussion and Analysis—Long-Term Incentive Compensation" for further discussion regarding the awards in 2008 and the Outstanding Equity Awards at Fiscal Year-End table regarding all outstanding awards. Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)"), requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under

  SFAS No. 123(R) of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. All years include the SFAS No. 123(R) value of the cash portion of the award. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

  The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market price of our common stock over the exercise price on the date the option is exercised, which cannot be forecasted with reasonable accuracy. The ultimate value of the performance-based unit awards will depend upon the number of shares that vest (based upon actual performance as compared to pre-defined goals for revenue growth and return on net assets employed before interest and taxes (RONAEBIT) for the three-year performance period) and the market price of our common stock at vesting.

(4)
Amounts shown represent the annual incentive earned under the Stock and Incentive Plan. See "Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives" for further discussion regarding the awards.

(5)
Represents the increase in the actuarial present value of pension benefits between fiscal year-end 2007 and 2008, 2006 and 2007, and 2005 and 2006, and above-market earnings in 2006. See the Pension Benefits and Non-qualified Deferred Compensation tables below for further discussion regarding our Pension and Deferred Compensation Plans. Amounts in the Summary Compensation Table include "above-market earnings" for interest credited at the prime rate during the first six months of 2006. Effective July 1, 2006, that alternative was eliminated and there have been no above-market earnings for any of the NEOs since that time. During 2006, each of the NEOs received less than $750 in above-market earnings, except for Mr. Pinchuk who received $7,756.

(6)
The amounts listed under the column entitled "All Other Compensation" in the Summary Compensation Table above include our contributions to the 401(k) Plan, Deferred Compensation Plan and life insurance. The amounts included in the "All Other Compensation" column are listed in the table below:

	Year	Company Matching Contribution to 401(k) Plan ($)	Company Matching Contribution to Deferred Compensation Plan ($)	Value of Life Insurance Premiums Paid by the Company ($)	Other ($)	Total ($)

Pinchuk	2008	$6,900	$15,954	$1,980	$—	$24,834

	2007	6,750	23,897	1,980	—	32,627

	2006	7,500	17,505	1,943	—	26,948

Ellen	2008	6,900	23,561	1,827	—	32,288

	2007	6,750	23,892	1,782	—	32,424

	2006	7,500	13,503	1,663	—	22,666

Ward	2008	—	—	1,526	—	1,526

	2007	—	—	1,465	—	1,465

	2006	—	—	1,221	—	1,221

Moreno	2008	6,900	10,553	1,265	—	18,718

	2007	6,750	11,377	1,212	—	19,339

	2006	7,500	3,988	1,214	—	12,702

Kassouf	2008	6,900	9,587	1,250	—	17,737

	2007	6,750	8,834	1,188	—	16,772

	2006	7,500	10,050	1,089	—	18,639

(7)
The Company sponsors a non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary, stock awards or non-equity incentive plan compensation. See the further discussions in "Compensation Discussion and Analysis—Retirement and Deferred Benefits" and under "Non-qualified Deferred Compensation" below. Of the amounts included in the table above, Mr. Pinchuk deferred $1,064,830 of stock awards and $630,617 of non-equity incentive plan compensation; Mr. Ellen deferred $594,273 of stock awards and $46,125 of base salary; and Ms. Moreno deferred $359,380 of stock awards and $131,207 of non-equity incentive plan compensation in fiscal 2008. None of the NEOs deferred any amounts in fiscal 2007. In fiscal 2006, Mr. Pinchuk deferred $241,019 of stock awards and $389,722 of non-equity incentive plan compensation; Mr. Ellen deferred $61,465 of stock awards and $38,694 of non-equity incentive plan compensation; Mr. Ward deferred $37,383 of stock awards, $17,070 of non-equity incentive plan compensation, and $27,170 of base salary.

Table 4: Grants of Plan-Based Awards 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)
										All Other Option Awards: Number of Securities Underlying Options (#)
												Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Plan Name*	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)

Pinchuk	2/13/08	Long-term awards	$—	$—	$1,208,363	(1)	11,675	46,700	46,700	—		—	$2,416,725
			—	—	—		—	—	—	99,000	(3)	$51.75	1,067,824

	2/13/08	Annual incentive(2)	1	750,000	1,500,000		—	—	—	—		—	—

Ellen	2/13/08	Long-term awards	—	—	534,060	(1)	5,160	20,640	20,640	—		—	1,068,120
			—	—	—		—	—	—	42,000	(3)	51.75	453,016

	2/13/08	Annual incentive(2)	1	415,180	830,361		—	—	—	—		—	—

Ward	2/13/08	Long-term awards	—	—	533,025	(1)	5,150	20,600	20,600	—		—	1,066,050
			—	—	—		—	—	—	40,000	(3)	51.75	431,444

	2/13/08	Annual incentive(2)	1	288,968	577,935		—	—	—	—		—	—

Moreno	2/13/08	Long-term awards	—	—	181,125	(1)	1,750	7,000	7,000	—		—	362,250
			—	—	—		—	—	—	15,000	(3)	51.75	161,792

	2/13/08	Annual incentive(2)	1	207,599	415,198		—	—	—	—		—	—

Kassouf	2/13/08	Long-term awards	—	—	178,538	(1)	1,725	6,900	6,900	—		—	357,075
			—	—	—		—	—	—	20,000	(3)	51.75	215,722

	2/13/08	Annual incentive(2)	1	205,256	410,512		—	—	—	—		—	—

*
All awards are made pursuant to our 2001 Incentive Stock and Awards Plan (the "Stock and Incentive Plan").

(1)
The awards relate to performance-based restricted stock grants and are earned over a term of three years. The related expense that was recognized in 2008 and shown in the Summary Compensation Table under the "Stock Awards" column relates to the 2006, 2007, and 2008 grants of long-term performance-based units. See "Compensation Discussion and Analysis-Total Direct Compensation-Cash and Incentive-Long-Term Incentive Compensation" for further discussion regarding the awards. The cash component of the award, which can be earned for performance between the "target" and "maximum" levels of performance is shown above under the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Maximum" column.

(2)
Amounts represent the annual incentive opportunity available under the Stock and Incentive Plan. The annual incentive actually paid to each of the NEOs is set forth above in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. See "Compensation Discussion and Analysis-Total Direct Compensation-Cash and Incentive-Annual Incentives" for further discussion regarding the awards. Payouts are made annually, dependent upon performance as compared to pre-defined goals. Our targets relate to quantifiable financial performance-operating income, working investment as a percentage of net sales and reduction of operating expenses. In addition, a portion of the annual incentive is based on the attainment of personal strategic business goals.

Payments related to the total Company financial measures and the personal strategic business goals generally gradually increase from zero after a threshold level of performance has been reached; therefore, there is no "minimum" payment. The disclosure above reflects these payments at performance just above the threshold level and a payment of $1.

(3)
The options were granted at the regularly scheduled February 13, 2008 meeting of the Organization and Executive Compensation Committee and have an exercise price equal to the closing price of Snap-on stock as reported on the New York Stock Exchange on the date of grant ($51.75). One-third of the options granted vested on February 13, 2009, and the remaining two-thirds will vest on February 13, 2010 and February 13, 2011, respectively. See the

  Outstanding Equity Awards at Fiscal Year-End table for further information regarding the awards.

(4)
For stock awards and options, this amount represents the assumed value on the grant date using the Black-Scholes valuation model generally used by the Company for valuing stock options and other stock-related awards. See note 13 to our 2008 consolidated financial statements. The amounts included in this column differ from those in the Summary Compensation Table because the Summary Compensation Table sets forth the expense actually recognized in 2008 for prior years' and current year grants whereas this column represents the amounts related only to the 2008 grants, irrespective of when those amounts will be expensed. Also, the potential value of cash awards is shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns above.

The Company sponsors a Non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary, stock awards or non-equity incentive plan compensation. Deferral elections were made by Ms. Moreno for 90% of her 2008 non-equity incentive plan compensation and 100% of her 2006 equity incentive plan compensation payable in 2009. Mr. Ellen made a deferral election for 50% of his 2006 equity incentive plan compensation payable in 2009. Deferral elections relating to the 2007 and 2008 grants of stock awards will be made in June 2009 and June 2010, respectively.

Table 5: Outstanding Equity Awards at Fiscal Year-End
January 3, 2009

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)

Pinchuk	40,000		$30.06	6/27/2012

	40,500		25.11	1/24/2013

	40,500		31.52	1/23/2014

	35,000		33.75	2/18/2015

	42,000		39.35	2/16/2016

	13,333(1)	26,667(1)	50.22	2/15/2017

		99,000(2)	51.75	2/13/2018

					24,000(3)	$ 986,400(4)

					18,500(3)	760,350(4)

					46,700(3)	1,919,370(4)

Ellen	31,828		31.52	1/23/2014

	40,000		33.75	2/18/2015

	42,000		39.35	2/16/2016

	13,333(1)	26,667(1)	50.22	2/15/2017

		42,000(2)	51.75	2/13/2018

					24,000(3)	986,400(4)

					18,500(3)	760,350(4)

					20,640(3)	848,304(4)

Ward	9,000		32.22	1/25/2012

	7,200		31.52	1/23/2014

	6,480		33.75	2/18/2015

	3,220		31.48	4/01/2015

	15,000		39.35	2/16/2016

	5,000		37.47	4/27/2016

	13,333(1)	26,667(1)	50.22	2/15/2017

	3,333(5)	6,667(5)	54.50	4/30/2017

		40,000(2)	51.75	2/13/2018

					12,000(3)	493,200(4)

					18,500(3)	760,350(4)

					20,600(3)	846,660(4)

Moreno	5,000(1)	10,000(1)	50.22	2/15/2017

	1,666(5)	3,334(5)	54.50	4/30/2017

		15,000(2)	51.75	2/13/2018

					9,000(3)	369,900(4)

					7,000(3)	287,700(4)

					7,000(3)	287,700(4)

Kassouf	3,240		39.35	2/16/2016

	2,160(1)	4,320(1)	50.22	2/15/2017

	2,000(5)	4,000(5)	54.50	4/30/2017

		20,000(2)	51.75	2/13/2018

					3,600(3)	147,960(4)

					3,030(3)	124,533(4)

					6,900(3)	283,590(4)

(1)
Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the options granted vested on February 15, 2008, and the remaining two-thirds will vest on February 15, 2009 and February 15, 2010, respectively.

(2)
Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the options granted will vest on each of February 13, 2009, February 13, 2010, and February 13, 2011, respectively.

(3)
Consists of performance-based units awarded in fiscal years 2006, 2007, and 2008 under the Stock and Incentive Plan. Vesting of the performance-based units will be dependent upon cumulative performance relative to revenue growth and return on net assets employed before interest and taxes (RONAEBIT) over the three-year performance periods. See "Compensation Discussion and

  Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation" for additional information regarding awards.

  Plan-to-date performance for the 2006 long-term award is between the target and maximum levels; therefore, the value of the award is shown as equal to the total grant number because that represents the maximum number of performance shares that can be earned. In addition, for performance above the target level, for every performance share earned there would be an additional cash component of $39.35 earned. For any performance above target, the actual vesting percentage above 100% is multiplied by the number of vested performance shares and by $39.35 in order to calculate an additional cash component that is paid for this above target performance. On February 13, 2009, the Compensation Committee and Board of Directors reviewed actual performance against the 2006 plan and approved a vesting percentage of 143.5%.

  Plan-to-date performance for the 2007 long-term award is between the target and maximum levels; therefore, the value of the award is shown as equal to the target grant number because that represents the maximum number of performance shares that can be earned. In addition, for performance above the target level, for every performance share earned there would be an additional cash component of $50.22 earned.

  Plan-to-date performance for the 2008 long-term award is between the threshold and target levels; therefore, the value of the award is shown as equal to the target grant number because that represents the maximum number of performance shares that can be earned. In addition, for performance above the target level, for every performance share earned there would be an additional cash component of $51.75 earned.

(4)
Based on the $41.10 per share closing price of a share of our common stock on January 2, 2009.

(5)
Option awards were granted on April 30, 2007, with an exercise price equal to the closing share price of Snap-on common stock on the grant date ($54.50). The grant to Mr. Ward was in connection with his promotion to the position of Senior Vice President and President—Snap-on Tools Company LLC. The grant to Mr. Kassouf was in connection with his promotion to position of President—Commercial Division. The grant to Ms. Moreno was in connection with her performance. One-third of the options granted vested on April 30, 2008, and one-third will vest on each of April 30, 2009, and April 30, 2010, respectively.

Table 6:    Option Exercises and Stock Vested
2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Pinchuk	—	—	10,000	$512,200

Ellen	34,303	$958,153	11,000	563,420

Ward	12,000	359,640	2,700	138,294

Moreno	15,000	286,425	3,375	172,868

Kassouf	—	—	1,700	87,074

(1)
Represents the difference between the exercise price and the average of the high and low trading prices on the date of exercise.

(2)
The 2005 long-term incentive program had a three year performance period that ended in 2007, with payout on February 13, 2008. Listed above are the number of shares acquired on vesting. The following amounts were designated to deferred accounts by the named executive officers: Mr. Ellen—5,500 shares, Ms. Moreno—3,375 shares, and Mr. Pinchuk—10,000 shares. Payment of deferred amounts will begin within thirty days first beginning after the date specified in advance of the deferral by the named executive officer, death, disability or termination of employment.

(3)
Calculated using the average of the high and low trading prices on February 13, 2008, the vesting date.

Defined Benefit Plans

Snap-on Incorporated Retirement Plan

The Snap-on Incorporated Retirement Plan (the "Pension Plan") is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. The Pension Plan is a "qualified" retirement plan under the Internal Revenue Code (the "Code") and is therefore subject to the Code's limits on covered compensation and benefits payable. Benefits are determined using either final average earnings and years of credited service or an account balance formula. We do not make any specific contributions for the NEOs. All salaried employees hired on or after January 1, 2001, participate under the account balance formula in the Pension Plan. The table below shows the number of years of credited service, the present value of accumulated benefits and the payments made during the last fiscal year under the Pension Plan and Snap-on Incorporated Supplemental Retirement Plan for Officers (the "Supplemental Plan"). See below for a discussion of the Supplemental Plan. The assumptions used to determine the present value of the accumulated benefit are discussed in note 11 to our consolidated financial statements.

There are no provisions in the plans for granting additional years of credited service to our employees, including the named executive officers.

Supplemental Retirement Plan

Approximately 50 active and retired executives, including the NEOs, participate in the Supplemental Plan. The Supplemental Plan is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); it provides benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code. The Supplemental Plan has a final average pay formula and an account balance benefit formula, both of which are based on the final average pay and account balance formulas in the Pension Plan. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable IRS limitations are applied. Qualified retirement plan compensation limits per participant were $225,000 per annum for 2007, $230,000 per annum for 2008, and $245,000 per annum for 2009, under Section 401(a)(17) of the Code.

Table 7: Pension Benefits

Name	Plan Name	Number of Years Credited Service* (#)	Present Value of Accumulated Benefit ($)**	Payments During Last Fiscal Year ($)

Pinchuk	Snap-on Incorporated Retirement Plan(1)	6.5	$ 98,724	—

	Supplemental Retirement Plan(1)	6.5	243,435	—

Ellen	Snap-on Incorporated Retirement Plan(1)	10.5	171,327	—

	Supplemental Retirement Plan(1)	10.5	187,280	—

Ward	Snap-on Incorporated Retirement Plan(2)(3)	21.0	647,498	—

	Supplemental Retirement Plan(2)(3)	20.8	913,632	—

Moreno	Snap-on Incorporated Retirement Plan(1)	3.7	47,829	—

	Supplemental Retirement Plan(1)	3.7	48,832	—

Kassouf	Snap-on Incorporated Retirement Plan(1)	6.0	77,084	—

	Supplemental Retirement Plan(1)	6.0	55,936	—

*
Years of Credited Service for Mr. Ellen and Mr. Ward includes credited service years from participating in the Sun Electric Pension Plan prior to the acquisition of Sun Electric by Snap-on in 1992. The Sun Electric Pension Plan was merged into the Pension Plan in 2000.

**
At January 3, 2009.

(1)
The defined benefit is determined using an account-based cash balance plan formula with pay credits ranging from 3.75% (3% prior to 2001) to 10% based on years of credited service and age. The minimum credit rate was adjusted retroactively in 2008 to satisfy IRS regulations. Interest is credited annually based on the five-year Treasury rate as calculated in November of the preceding year. The values shown are the present value of the account balances that would be available upon termination of employment. There are no subsidized optional forms of payment. The Pension Plan is a tax-qualified retirement plan. The Supplemental Plan is a non-qualified deferred compensation plan providing benefits using the same formulas as in the Pension Plan, but without regard to IRS imposed limits.

(2)
The total pension benefit is determined as described in footnote 3 below except that the Supplemental Plan benefit is offset by the benefit payable from the Pension Plan. Benefits from the Pension Plan are as calculated in footnote 3 below for service since August 5, 1996. For service prior to August 5, 1996, benefits are calculated according to the following formula:

  [(2% × Final Average Pay × Projected Service)-(2.4% of Social Security benefit × Projected Service)]

  multiplied by

  (Current Service divided by Projected Service)

  Early retirement on the latter calculation is age 55 with 15 years of service.

  "Final Average Pay" is an individual's average annual earnings during the last three completed consecutive calendar years of employment and generally includes only base salary paid in a given year.

  "Projected Service" means the total number of years a participant could have been eligible to earn a pension benefit if he/she participated in the plan until age 65.

  "Current Service" means the total number of years a participant actually earned a pension benefit.

(3)
The total defined benefit is determined using the final average pay formula under the Pension Plan and provides, at the normal retirement age of 65, that retirement benefits will be calculated using the following benefit formula:

  [1.2% × Final Average Pay × Years of Credited Service]

  plus

  [0.45% × {Final Average Pay minus Social Security Covered Compensation} × Years of Credited Service]

  "Final Average Pay" is an individual's average annual earnings during the five highest completed consecutive calendar years of employment and generally includes base salary and bonus amounts paid in a given year.

  "Social Security Covered Compensation" is a 35-year average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65.

  "Years of Credited Service" is the number of years and fractional number of years of continuous employment up to 35 years. The Years of Credited Service vary between the two plans due to differences in and changes to plan definitions.

  The Normal Form of Benefit (as defined in the Pension Plan) is a 50% joint and survivor benefit which is reduced if payable before age 60. There is also an $800 temporary benefit payable at age 60 for a maximum of 60 months. The total defined benefit under the Supplemental Plan is the value of the above calculation minus the value of the qualified plan account-based pension and minus the qualified 401(k) Plan match account (as discussed in footnote 1 above).

Non-qualified Deferred Compensation

The Snap-on Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan") is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make contributions to restore 401(k) Plan matching contributions otherwise limited by IRS regulations. Approximately 50 active and retired executives, including the NEOs, are eligible to participate in the Deferred Compensation Plan.

The Deferred Compensation Plan is a non-qualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of ERISA. Participants are allowed to defer amounts into a money market fund or into a Snap-on common stock fund. To the extent that money market interest was deemed above market rates, it is also included above in the Summary Compensation Table. Participants are allowed to take a distribution of deferrals and matching contributions following a participant's termination of employment or retirement or to schedule a specific deferral period. Information for each of the NEOs is set forth below relating to the Deferred Compensation Plan.

The Deferred Compensation Plan has been amended to comply with the requirements of Section 409A of the Code.

Table 8: Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)

Pinchuk	$1,695,447	$15,954	$(79,804)	$—	$2,971,187

Ellen	640,398	23,561	(40,988)	—	828,739

Ward	—	—	5,337	38,388	176,680

Moreno	490,587	10,553	(23,577)	—	493,195

Kassouf	—	9,587	(3,243)	—	30,515

(1)
Amounts reported as Executive Contributions are discussed in footnote 7 to the Summary Compensation Table and amounts reported as Registrant Contributions are reported in the "Other Compensation" column of the Summary Compensation Table.

(2)
These amounts were deferred in prior years and paid according to scheduled distribution elections.

(3)
Of the amounts reported in the "Aggregate Balance at Last Fiscal Year End" column, the following amounts were previously reported in the Summary Compensation Tables in the Company's Proxy Statements for its prior Annual Meetings of Shareholders: Mr. Pinchuk—$672,143; Mr. Ellen—$137,554; Mr. Ward—$81,623; Ms. Moreno—$15,365; and Mr. Kassouf—$18,884.

POTENTIAL CHANGE IN CONTROL
AND OTHER POST-EMPLOYMENT PAYMENTS

We have change in control agreements with the NEOs to provide continued compensation and benefits in the event of a change in control as defined in the agreements. The agreements are for one-year terms and are automatically extended each year for another one year term, unless notice is given. The agreements also provide that if there is a change in control, then the terms will continue for 24 months.

As previously disclosed, the Committee reviewed its existing change in control agreements in 2007 and determined it could continue to address the concerns and goals which were contemplated by having these agreements while offering somewhat reduced benefits; for example, the new agreements reduced the multipliers for severance and welfare benefits to two times multiples from three times multiples and also eliminated the tax gross-up feature. The Committee believed these changes would be in better keeping with current market conditions and corporate governance considerations. Therefore, the prior change in control agreements were terminated as of January 31, 2008, and were replaced by new forms of agreement, effective February 1, 2008.

The circumstances under which benefits are payable pursuant to the agreements generally are a change in control plus one of the following: the termination of the employee without cause by the Company or by the employee for other defined reasons within two years after a change in control; or the termination of the officer's employment by the Company without cause in anticipation of a change in control. Under these agreements, a "change in control" is a defined term that includes a merger or similar transaction involving the Company, a third party acquiring more than 25% of the shares which includes, in general, a person or entity becoming a 25% or greater shareholder of the Company, a covered removal of directors on the Company's board, or a liquidation of the Company.

Benefits under the change in control agreements include:

  •
  A lump sum payment equal to two times the sum of the officer's base salary prior to termination and bonus or incentive compensation "target" for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs;

  •
  All annual bonus or incentive awards that were earned but not yet paid are to be paid, and all annual bonus or incentive awards that were not yet earned are deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the change in control, based on the individual's target award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the change in control;

  •
  Continuation of health, disability, life and other insurance benefits for two years;

  •
  Credit for service for the purposes of any pension benefit plan in which the officer participated for two years;

  •
  401(k) Plan matching payments will be given for two years;

  •
  Payment of any accrued but unpaid compensation; and

  •
  A reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the officer.

Such benefits under the agreements are payable regardless of the former officer seeking or obtaining employment following termination, provided that the level of any health, disability, life or other insurance benefits are to be reduced if the executive officer obtains other employment.

Our outstanding equity compensation plans also provide accelerated vesting in the event of a change in control. Except to the extent the Committee provides a result more favorable to holders of awards, in the event of a change in control:

  •
  Each holder of a performance share or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit;

  •
  All outstanding options shall vest automatically;

  •
  Restricted stock that is not vested before a change in control will vest on the date of the change in control;

  •
  All performance shares that have not vested will vest as if earned pro rata to the date of the change in control; and

  •
  Any cash portion of long-term performance-based units will vest at the maximum award opportunity.

The following table sets forth the estimated current value of benefits that could be paid to our NEOs upon a change in control under the individual change in control agreements with the NEOs. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur.

Table 9: Potential Payments on Change in Control

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Equity Portion of Long-Term Performance-Based Units(4)	Payment of Cash for Long-Term Performance Units(5)	Other(6)	Estimated Tax Gross Up(7)	Total

Pinchuk	$3,300,000	$363,784	$—	$2,679,720	$1,672,898	$18,347	$—	$8,034,749

Ellen	1,908,200	236,645	—	1,608,654	998,595	18,040	—	4,770,134

Ward	1,326,272	733,655	—	1,607,010	997,560	17,438	—	4,681,935

Moreno	1,084,096	123,805	—	575,400	356,895	16,916	—	2,157,112

Kassouf	1,204,074	101,195	—	408,123	254,621	16,887	—	1,984,900

(1)
This amount represents two times the sum of his or her base salary immediately prior to the termination of employment and the bonus or incentive compensation opportunity at the "target" level for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs, as specified by the change in control agreements. These amounts are based on the 2008 base salary and bonus to be paid in 2009 for 2008 performance.

(2)
This amount represents the present value of an additional two years of service under the Pension Plans and an additional two years of 401(k) Plan matching payments, as specified by the change in control agreements. These amounts are based on the calculation included in the footnotes to the Pension Benefits table.

(3)
Outstanding unvested stock options would become vested upon a change in control. Outstanding unvested stock options had no immediately realizable value because the respective exercise prices were higher than the closing stock price on January 2, 2009, of $41.10.

(4)
These amounts represent the value of the unvested performance share and performance-based restricted share awards held by the executive, which become vested upon a change in control, based on our closing stock price on January 2, 2009, of $41.10.

(5)
These amounts represent the value of the cash component of the long-term performance-based units paid out at the "maximum" level, as specified by the related award agreements. We did not include the 2006 long-term performance-based units as they were earned at the end of the year and will be paid out under the plan terms.

(6)
These amounts include payments for two years of life insurance and medical and dental benefits, as specified by the change in control agreements.

(7)
The agreements do not provide a tax gross up; however, they do allow for a reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the executive officer.

In addition to the agreements discussed in this section, the named executive officers also participate in, and will be entitled to payments under, the various retirement and deferred compensation plans discussed above under "Defined Benefit Plans" and "Non-qualified Deferred Compensation."

OTHER INFORMATION

Transactions with the Company

Snap-on discourages transactions, other than ordinary course purchase and sales of goods on standard commercial pricing and terms, with the potential for a financial conflict of interests between the Company on the one hand and its executive officers or directors (or related parties) on the other hand. Under Snap-on's practices, any such transactions that do occur must be on a basis that is fair and reasonable to the Company and in accordance with Snap-on's written Code of Business Conduct and Ethics and Corporate Governance Guidelines and other Company and Board policies. However, Snap-on does not have specific guidelines either permitting or prohibiting particular kinds of transactions. Any such transaction also must be approved by a disinterested majority of either the Board or an appropriate committee of the Board and periodically reviewed by the Board or appropriate Board committee thereafter. The Company requires directors and executive officers to disclose transactions or potential transactions to it for consideration. The Board and appropriate committees also review these matters, if any, in determining the independence of directors.

In 2008, the Company did not have any transactions with directors, executive officers or greater-than-5% shareholders requiring disclosure under applicable SEC Rules. However, please see "Corporate Governance Practices and Board Information—Board Information" above for certain matters that the Board considered in determining director independence.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2008 our executive officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. The Company files the required reports on behalf of our executive officers and directors.

Dividend Reinvestment and Direct Stock Purchase Plan

The Dividend Reinvestment and Direct Stock Purchase Plan, established in 1997, provides for automatic dividend reinvestment in shares of common stock and allows shareholders and investors the opportunity to purchase shares of common stock directly without using a broker through a variety of methods including:

    •
    investments of cash dividends on all or a portion of common stock that the person already owns; and

    •
    periodic cash investments of more than $100 per investment, up to an annual maximum of $150,000.

Shares acquired under these methods will generally be purchased in the open market but may, at Snap-on's option, consist of newly issued shares. Shares will be purchased at 100% of the average of the high and low prices of the common stock on the day of purchase. For purchasers, there are no participation, commission or administrative fees.

More information, including a prospectus, is available from Computershare Trust Company, N.A., our transfer agent, at 1-800-446-2617 (in the United States) or 1-781-575-2723 (outside the United States).

Householding

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement, without charge, to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling 1-262-656-5200 and asking for Investor Relations or by writing Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, WI 53143.

Copy of Annual Report

A copy (without exhibits) of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 3, 2009, will be provided without charge to each record or beneficial owner of shares of the Company's common stock as of February 23, 2009, the Record Date, on the written request of that person directed to the Office of the Corporate Secretary as set forth on page 4 of this Proxy Statement. In addition, copies are available on the Company's Website at www.snapon.com.

The Company has made references to information contained on or available through its Website for your use as background information only. You should not consider this information part of this Proxy Statement.

APPENDIX A

SNAP-ON INCORPORATED
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS(1)

A director may not be considered independent if the director does not meet the criteria for independence by the New York Stock Exchange (the "NYSE") and applicable law. A director is not considered independent under the NYSE criteria if the Board of Directors finds that the director has a material relationship with Snap-on Incorporated or the subsidiaries in its consolidated group (the "Company"). Under the NYSE rules:

1.
A director who is an employee, or whose Immediate Family Member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2.
A director who receives, or whose Immediate Family Member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an Immediate Family Member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3.
A director is not independent if (A) the director, or an Immediate Family Member, is a current partner of a firm that is the Company's current internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an Immediate Family Member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director, or an Immediate Family Member, was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

4.
A director who is employed, or whose Immediate Family Member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

(1)
Any defined terms used herein shall have such meaning as set forth in the NYSE's listing standards regarding the independence of directors.

A-1

5.
A director who is an executive officer or an employee, or whose Immediate Family Member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not "independent" until three years after falling below such threshold.(2)

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships:    A director is not independent if any payments by the Company to a business employing, or 10% or more owned by, a director or an Immediate Family Member of a director for goods or services, or other contractual arrangements, are not (i) made in the ordinary course of business and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Professional Services:    A director is not independent if the director, or an Immediate Family Member is (i) a partner of or of counsel to a law firm that provides legal services for the Company, or (ii) a partner, officer or employee of an investment bank or consulting firm that provides investment banking or consulting services for the Company.

Personal Services:    A director who provides personal services to the Company is not independent unless (i) the Board has reviewed and approved such personal services in advance of the personal services being provided and (ii) the personal services provided are disclosed in the Company's proxy statement.

Relationships with Not-for-Profit Entities:    A director is not independent if the director, or an Immediate Family Member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives contributions from the Company unless that foundation, university or other not-for-profit organization provides demonstrable services to the Company, its employees, or the Company's employees' families.

(2)
In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or Immediate Family Member's current employer; the Company need not consider former employment of the director or Immediate Family Member. Charitable organizations shall not be considered "companies" for purposes of this test, provided however, that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-2

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 2 0 7 8 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 010BRC 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors Recommends a Vote FOR Items 1 and 2. For Against Abstain 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditor for 2009. 3. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. Change of Address — Please print new address below. 01 – Bruce S. Chelberg 04 – Arthur L. Kelly 02 – Karen L. Daniel 03 – Nathan J. Jones 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain For Against Abstain [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/sna • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

2801 80TH STREET KENOSHA, WI 53143 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Nicholas T. Pinchuk and Irwin M. Shur as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 23, 2009, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, IL 60015 at 10:00 a.m., Central Time, on Thursday, April 23, 2009 or at any adjournment thereof. This Proxy will be voted “FOR” the Director nominees in the Proxy Statement and “FOR” Item 2 if no choice is specified. In the absence of an instruction to the contrary, this Proxy will be voted for the proposals stated herein and at the discretion of the Proxies on any other business. This Proxy is also intended for use by the participants of any eligible benefit plans of Snap-on Incorporated. Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged. PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Snap-on Incorporated Dear Shareholder: Snap-on Incorporated encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card. To vote your shares electronically you must use the control number printed on the reverse side in the purple bar. The series of numbers that appear in the purple bar on the reverse must be used to access the system. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.